Exhibit 99.5

GADOT CHEMICAL TANKERS AND TERMINALS LTD.
P&L HIGHLIGHTS

NIS in thousands	2010A	2011A

Revenues	1,854,113	1,972,713
Growth %		6.4%

Cost of Revenues	1,662,079	1,749,189

Gross Profit	192,034	223,524
Gross Profit Margin	10.4%	11.3%

SG&A, Impairment & Other Income	151,406	199,875

Operating Profit / (Loss)	40,628	23,649

Depreciation and Amortization	34,418	42,596

EBITDA	75,046	66,245

Extraordinary/One Time Expenses¹	28,460	53,070

Adjusted EBITDA	103,506	119,315
Adjusted EBITDA Margin	5.6%	6.0%

¹ For detail see Note 25 (“Segment Information”) to the financial statements

―	Significant reorganization and turnaround effort in 2010 to strategically position Gadot and to prepare for expansion. A company-wide plan to improve efficiency and margins is initiated

―	Continued growth despite a challenging business environment both in Israel and Europe

―	Newly acquired businesses are fully and successfully integrated into the Group assisting Gadot achieve cost reduction and top-line synergies in Europe

―	Restructuring initiative to streamline operations and overhead costs, including a pan-European operational integration plan

DEBT STRUCTURE as of DECEMBER 31, 2011 (NIS in thousands)

GADOT CHEMICAL TANKERS AND TERMINALS LTD.

2011 ANNUAL REPORT

GADOT CHEMICAL TANKERS AND TERMINALS LTD.

2011 ANNUAL REPORT

AUDITORS’ REPORT

To the Board of Directors of

GADOT CHEMICAL TANKERS AND TERMINALS LTD.

We have audited the consolidated statements of financial position of Gadot Chemical Tankers and Terminals Ltd. (hereinafter - the “Company”) as of December 31, 2011 and 2010 and the related consolidated statements of income, statements of comprehensive income, changes in equity and cash flows for each of the two years ended on those dates. These financial statements are the responsibility of the Company’s Board of Directors and management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in Israel, including those prescribed by the Israeli Auditors (Mode of Performance) Regulations, 1973. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by the Company’s board of directors and management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, based on our audits, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of the Company as of December 31, 2011 and 2010 and the consolidated results of operations, changes in equity and cash flows for each of the two years ended on those dates, in accordance with International Financial Reporting Standards.

Tel Aviv, Israel	Kesselman & Kesselman
June 5, 2012	Certified Public Accountants (lsr.)
A member firm of International PricewaterhouseCoopers Limited

GADOT CHEMICAL TANKERS AND TERMINALS LTD.

CONSOLIDATED BALANCE SHEETS

		December 31
	Note	2011	2010
		NIS in thousands

Assets
CURRENT ASSETS:
Cash and cash equivalents	2m;6	58,734	44,746
Available-for-sale financial assets	2i;7	433	18
Accounts receivable:	21;8
Trade		429,413	414,647
Other		66,465	58,613
Income tax receivable		14,882	7,519
Inventories	2k;9	144,295	123,580

Total current assets		714,222	649,123
NON-CURRENT ASSETS:
Property, plant and equipment	2e;10	665,584	639,322
Intangible assets	2f;l 1	156,126	160,606
Investments and other long-term receivables	12	4,660	1,141
Derivative financial instrument	5b	3,766	—
Deferred income tax assets	2q;23	30,109	24,167
Total non-current assets		860,245	825,236
Total assets		1,574,467	1,474,359

Y. Maiman	E. Meltzer	S. Gilad
A Chairman of the Board	Chief Executive Officer	Chief Financial Officer
of Directors

Date of approval of the financial statements: June 5, 2012

3

		December 31
	Note	2011	2010
		NIS in thousands

Liabilities and shareholders’ equity
CURRENT LIABILITIES:
Borrowings, short-term loans and current maturities of long-term loans	2p;13	496,480	426,265
Accounts payable and accruals:	2o;14
Trade		233,561	200,709
Other		104,295	86,051
Income tax payable		2,228	3,921
Total current liabilities		836,564	716,946
NON-CURRENT LIABILITIES:
Long-term loans, net of current maturities	2p;13	488,353	499,845
Debentures, net of current maturities	2p;13	—	8,606
Retirement benefit obligation, net	2r;15	16,064	15,780
Liability in respect of options	26a	69	250
Deferred income taxes liabilities	2q;23	26,761	31,060
Derivative financial instrument	5b	4,537	—
Put option to non-controlling interest	5b	1,516	—
Other liabilities		4,345	—
Total long-term liabilities		541,645	555,541
COMMITMENTS AND CONTINGENT LIABILITIES	16
Total liabilities		1,378,209	1,272,487
EQUITY ATTRIBUTABLE TO COMPANY’S SHAREHOLDRS:	2n;17
Share capital		38,569	38,569
Share premium		129,369	129,369
Capital reserves		(1,676)	1,966
Retained earnings		23,572	29,045
		189,834	198,949
Non-controlling interest		6,424	2,923
Total equity		196,258	201,872
Total liabilities and equity		1,574,467	1,474,359

The accompanying notes are an integral part of the financial statements

4

GADOT CHEMICAL TANKERS AND TERMINALS LTD.

CONSOLIDATED INCOME STATEMENTS

		Year ended
		December 31
	Note	2011	2010
		NIS in thousands

Revenues	18	1,972,713	1,854,113
Cost of revenues	19	1,749,189	1,662,079
GROSS PROFIT		223,524	192,034

Selling and marketing expenses	20	38,189	22,976
General and administrative expenses	21	139,431	128,474
Impairment	11	22,503	—
Other income – net		(248)	(44)
		199,875	151,406

OPERATING PROFIT		23,649	40,628

Financial income	22b	7,955	3,616
Financial expenses	22a	(45,655)	(53,955)
Financial expenses – net		(37,700)	(50,339)
PROFIT (LOSS) BEFORE INCOME TAX		(14,051)	(9,711)

Income tax (expense) income	23	7,709	(3,598)
LOSS FOR THE YEAR		(6,342)	(13,309)

ATTRIBUTABLE TO:
Company’s shareholders		(5,473)	(12,187)
Non-controlling interest		(869)	(1,122)
TOTAL		(6,342)	(13,309)

The accompanying notes are an integral part of the financial statements

5

 GADOT CHEMICAL TANKERS AND TERMINALS LTD.

CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME (LOSS)

	Year ended
	December 31
	2011	2010
	NIS in thousands

LOSS FOR THE YEAR	(6,342)	(13,309)
OTHER COMPREHENSIVE INCOME:
Revaluation of available for sale financial assets, net of taxes	(366)	660
Reclassification adjustment in respect of available for sale securities, net of taxes	—	(1,134)
Currency translation differences	252	4,808
OTHER COMPREHEISVE (LOSS) INCOME, NET OF TAXES	(114)	4,334
TOTAL COMPREHENSIVE LOSS FOR THE YEAR	(6,456)	(8,975)

ATTRIBUTABLE TO:
Company’s shareholders	(5,474)	(7,853)
Non-controlling interest	(982)	(1,122)
TOTAL	(6,456)	(8,975)

The accompanying notes are an integral part of the financial statements

6

(Continued) - 1

GADOT CHEMICAL TANKERS AND TERMINALS LTD.

CONSOLIDATED STATEMENT OF CHANGES IN EQUITY

	Attributable to Company shareholders
						Non-
	Share	Share	Capital	Retained		controlling
	capital	premium	reserve	earnings	Total	interest	Total equity
	NIS in thousands

BALANCE AT JANUARY 1, 2011	38,569	129,369	1,966	29,045	198,949	2,923	201,872
COMPREHENSIVE INCOME (LOSS)
Loss for the year				(5,473)	(5,473)	(869)	(6,342)
Revaluation of available for sale financial assets, net of taxes			(366)		(366)		(366)
Currency translation differences			365		365	(113)	252
OTHER COMPREHENSIVE LOSS FOR THE YEAR, NET OF TAXES			(1)		(1)	(113)	(114)

TOTAL COMPREHENSIVE LOSS FOR THE YEAR			(1)	(5,473)	(5,474)	(982)	(6,456)
Purchase of additional shares in a subsidiary company			(2,125)		(2,125)	2,125
Put option to non-controlling interest			(1,516)		(1,516)		(1,516)
Dividend paid to non - controlling interest						(3,000)	(3,000)
Non - controlling interest arising from business combination						5,358	5,358
BALANCE AT DECEMBER 31, 2011	38,569	129,369	(1,676)	23,572	189,834	6,424	196,258

7

(Concluded) - 2

GADOT CHEMICAL TANKERS AND TERMINALS LTD.

CONSOLIDATED STATEMENT OF CHANGES IN EQUITY

	Attributable to Company shareholders
						Non-
	Share	Share	Capital	Retained		controlling
	capital	premium	reserve	earnings	Total	interest	Total equity
	NIS in thousands

BALANCE AT JANUARY 1, 2010	38,569	129,369	(549)	41,232	208,621	2,433	211,054
COMPREHENSIVE INCOME
loss for the year				(12,187)	(12,187)	(1,122)	(13,309)
Reclassification adjustment in respect of available for sale securities, net of taxes			(474)		(474)		(474)
Currency translation differences			4,808		4,808		4,808

OTHER COMPREHENSIVE INCOME FOR THE YEAR, NET OF TAXES			4,334		4,334		4,334
TOTAL COMPREHENSIVE INCOME (LOSS) FOR THE YEAR			4,334	(12,187)	(7,853)	(1,122)	(8,975)
Exercise of option to purchase share in a subsidiary company			(1,819)		(1,819)	1,819
Non - controlling interest arising from business combination						(207)	(207)
BALANCE AT DECEMBER 31, 2010	38,569	129,369	1,966	29,045	198,949	2,923	201,872

The accompanying notes are an integral part of the financial statements

8

GADOT CHEMICAL TANKERS AND TERMINALS LTD.

CONSOLIDATED CASH FLOWS STATEMENTS

	Year ended
	December 31
	2011	2010
	NIS in thousands

CASH FLOWS FROM OPERATING ACTIVITIES:
Net cash provided by operating activities (see note 24)	99,270	39,859
Interest paid	(40,018)	(25,439)
Taxes paid, net	(12,583)	(153)
Net cash provided by operating activities	46,669	14,267
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of property, plant and equipment	(33,793)	(21,366)
Purchase of intangible assets	(201)	(3,153)
Acquisition of subsidiaries, net of cash acquired (see note 24)	6,056	(238,679)
Acquisition of available-for-sale financial assets	(1,152)	(14,659)
Proceeds from sale of available-for-sale financial assets	233	58,505
Proceeds from disposal of other investments	338	—
Proceeds from disposal of investment in debenture of a ship company	—	1,817
Proceeds from disposal of property, plant and equipment	7,763	1,434
Net cash used in investing activities	(20,756)	(216,101)
CASH FLOWS FROM FINANCING ACTIVITIES:
Repayment of long-term bank loans	(54,427)	(71,309)
Long-term bank loans received	59,230	223,010
Repayment of debentures	(8,800)	(8,511)
Short-term bank credit – net	(5,548)	69,155
Payment of a liability to non-controlling interest	—	(2,810)
Dividend paid to non-controlling interest	(3,000)	—
Net cash (used in) provided by financing activities	(12,545)	209,535
INCREASE IN CASH, CASH EQUIVALENTS AND BANK CREDIT	13,368	7,701
Balance of cash, cash equivalents and bank credit At beginning of year	44,746	39,106
Exchange gains (losses) on cash and cash equivalents	620	(2,061)
BALANCE OF CASH, CASH EQUIVALENTS AND BANK CREDIT AT END OF YEAR	58,734	44,746

The accompanying notes are an integral part of the financial statements

9

GADOT CHEMICAL TANKERS AND TERMINALS LTD.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1 - GENERAL:

a.	Gadot Chemical Tankers & Terminals Ltd. (hereinafter - the Company) is engaged through its subsidiaries (hereinafter - the Group) in five operating segments: the commerce and distribution division, the operating and transportation division, the maritime transportation division, the Agro division and the solar division. As to segment information, see note 25.

b.	The Company shares were traded on the Tel Aviv Stock Exchange (“TASE”) from November 2003. In December 2007, the control over the Company was acquired by Merhav-Ampal Group Ltd. (formerly - Merhav-Ampal Energy Ltd.), which is a subsidiary of Ampal-American Israel Corporation that is listed both on a stock exchange in the USA and on the Tel Aviv stock exchange. On July 22, 2008, Merhav-Ampal Group Ltd. offered to purchase all of the shares and convertible debentures of the Company traded on TASE. On August 12, 2008, the purchase offer was accepted and the Company’s securities were delisted from TASE. The Company remained a reporting entity until October 2008, when its convertible debentures were also delisted.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

a. Basis of preparation:

1)	Through December 31, 2007, the Group prepared its consolidated financial statements under accounting principles generally accepted in Israel (hereinafter - Israel GAAP). Commencing the 3-month period ended March 31, 2008, the Group adopted International Financial Reporting Standards (IFRS) in accordance with the provisions of Israel Accounting Standard No. 29 - “Adoption of International Reporting Financial Standards (IFRS)” (hereinafter - Standard 29) issued by the Israel Accounting Standards Board (hereinafter - the IASB). This standard stipulates that entities under the Israel Securities Law, 1968 and the regulations issued thereunder will prepare their financial statements under International Financial Reporting Standards (IFRS) as from reporting periods commencing January 1, 2008.

2)	The consolidated financial statements of the Group as of December 31, 2011 and 2010 and for each of the two years ended on these dates, were prepared in accordance with IFRS and interpretations to IFRS issued by the International Financial Reporting Interpretations Committee (IFRIC).

Unless otherwise stated, the significant accounting policies described below have been applied on a consistent basis in relation to all presented periods.

The consolidated financial statements have been prepared on the basis of historical cost convention, except for adjustments made for amounts funded to severance pay, available-for-sale financial assets and financial assets and liabilities (including derivatives) at fair value through profit or loss and subject to the discussion below on the period of hyperinflationary economy in Israel.

10

GADOT CHEMICAL TANKERS AND TERMINALS LTD.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued):

In December 2006, the Israel Accounting Standards Board determined that, as from December 31, 2003, the economy of Israel would no longer be regarded as a hyperinflationary economy, as that term is defined in International Accounting Standard No. 29, ‘Financial Reporting in Hyperinflationary Economies’ (hereinafter -IAS 29). Accordingly, and as required by the provisions of IAS 29, the adjustment of financial statements of entities and operations, the functional currency of which was the New Israel Shekel to reflect the change of the Israel Consumer Price Index (“CPI”), would cease as of December 31, 2003 (“the effective date”).

Accordingly, the amounts in the consolidated financial statements from companies whose functional currency is the New Israeli Shekel that are associated with non-cash assets (including depreciation and amortization there on) and equity items originating prior to the effective date are based on adjusted-for-inflation data (based on the Israel CPI for December 2003) as was previously reported. All amounts in the financial statements originating from Group companies whose operating currency is the New Israeli Shekel that have arose after the effective date are stated in the financial statements at nominal value.

The preparation of financial statements in conformity with IFRS requires Group management to make certain significant accounting estimates. It is also required that the Group management exercise discretion in the process of applying the accounting policies of the Group. Note 3 discloses those areas in which management is required to exercise a significant degree of discretion or which are marked by a considerable degree of complexity, as well as those areas where assumptions and estimates affect the financial statements to a considerable extent. Actual results could differ significantly from those derived from the use of estimates and assumptions by management.

b. Principles of consolidation:

1)	Subsidiaries

Subsidiaries are all entities over which the Group has the power to govern the financial and operating policies generally accompanying a shareholding of more than one half of the voting rights. The existence and effect of potential voting rights that are immediately exercisable or convertible are considered when assessing whether the Group controls another entity. Subsidiaries are fully consolidated from the date on which control is transferred to the Group. They are deconsolidated from the date the control ceases.

The consideration transferred for the acquisition of a subsidiary is the fair values of the assets transferred, the liabilities incurred and the equity interests issued by the Group. The consideration transferred includes the fair value of any asset or liability resulting from a contingent consideration arrangement. Acquisition-related costs are expensed as incurred. Identifiable assets acquired and liabilities and contingent liabilities assumed in a business combination (except for certain exceptional items specified in IFRS 3 – “Business Combinations” (as amended), hereafter – IFRS 3R) are measured initially at their fair values at the acquisition date. On an acquisition-by-acquisition basis, the Group recognizes any non-controlling interest in the acquiree either at fair value or at the non-controlling interest’s proportionate share of the acquiree’s net assets

11

GADOT CHEMICAL TANKERS AND TERMINALS LTD.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued):

The excess of the consideration transferred, the amount of any non-controlling interest in the acquiree and the acquisition-date fair value of any previous equity interest in the acquiree over the fair value of the Group’s share of the identifiable net assets acquired and the liabilities assumed is recorded as goodwill.

In cases the net amount at acquisition date of the identifiable assets acquired and of the liabilities assumed exceeds the overall consideration that was transferred, the amount of non controlling interest in the acquiree and the fair value as of date of acquisition of any previous equity interest in the acquiree as above, the difference is recognized directly in the income statement at the date of acquisition.

Inter-company transactions, balances and unrealized gains on transactions between Group companies are eliminated. Unrealized losses are also eliminated, unless there are circumstances indicating the impairment of the transferred asset.

Accounting policies of subsidiaries have been changed where necessary to ensure consistency with the policies adopted by the Group.

2)	Transactions with non-controlling interests

The Group treats transactions with non-controlling interests as transactions with equity owners of the group. For purchases from non-controlling interests, the difference between any consideration paid and the relevant share acquired of the carrying value of net assets of the subsidiary is recorded in equity. Gains or losses on disposals to non-controlling interests are also recorded in equity.

Put option granted to subsidiary non controlling interests share holders:

Subsidiary non controlling interests shareholders were granted with a Put option by the Company, entitling them the right to sell part of their interests, or entire of, in the subsidiary, for a limited term.

The ownership risks and rewards of the shares relating to the option should be analysed to determine whether they remain with the non-controlling interest or have transferred to the parent. The non-controlling interest is recognized to the extent the risks and rewards of ownership of those shares remain with them.

The company recognized this option liability by measuring it according to the option’s present value of its estimated compensation at the exercising date.

Where the risks and rewards of ownership remain with the non-controlling interest, the financial liability recognized is debited to controlling interest equity.

All subsequent changes to the liability are recognized in profit or loss.

3)	Disposal od subsidiary

When the group ceases to have control or significant influence, any retained interest in the entity is remeasured to its fair value, with the change in carrying amount recognized in profit or loss. The fair value is the initial carrying amount for the purposes of subsequently accounting for the retained interest as an associate, joint venture or financial asset. In addition, any amounts previously recognized in other comprehensive income in respect of that entity are accounted for as if the group had directly disposed of the related assets or liabilities. This may mean that amounts previously recognized in other comprehensive income are reclassified to profit or loss.

12

GADOT CHEMICAL TANKERS AND TERMINALS LTD.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued):

4)	Joint ventures

The group’s interests in jointly controlled entities are accounted for by proportionate consolidation. The group combines its share of the joint ventures’ individual income and expenses, assets and liabilities and cash flows on a line-by-line basis with similar items in the group’s financial statements. The group recognizes the portion of gains or losses on the sale of assets by the group to the joint venture that is attributable to the other ventures. The group does not recognize its share of profits or losses from the joint venture that result from the group’s purchase of assets from the joint venture until it re-sells the assets to an independent party. However, a loss on the transaction is recognized immediately if the loss provides evidence of a reduction in the net realizable value of current assets, or an impairment loss.

Joint ventures’ accounting policies have been changed where necessary to ensure consistency with the policies adopted by the Group.

c. Segment reporting

Operating segments are reported in a manner consistent with the internal reporting provided to the chief operating decision-maker. The chief operating decision-maker who is responsible for allocating resources and assessing performance of the operating segments of the Group, has been identified as the Group’s Board of Directors that makes strategic decisions.

d. Foreign currency translation:

1)	Functional and presentation currency

Items included in the financial statements of each of the Group’s entities are measured using the currency of the primary economic environment in which the entity operates (“the functional currency”). The consolidated financial statements are presented in NIS, which is the Group’s functional and presentation currency.

The change during reported years in the exchange rates of the US Dollar (hereinafter -the Dollar or $), the Euro (€) and the Israel Consumer Price Index (CPI) is as follows:

	Exchange	Exchange
	rate of one	rate of one
	US Dollar	Euro	CPI
	%	%	%

The year ended December 31
2011	7.7	4.2	2.2
2010	(6.0)	(12.9)	2.7

The exchange rate of the US Dollar as of December 31, 2011 is US$1 = NIS 3.821 The exchange rate of the Euro as of December 31, 2011 is €1 = NIS 4.9381

13

GADOT CHEMICAL TANKERS AND TERMINALS LTD.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued):

2)	Transactions and balances

Foreign currency transactions are translated into the functional currency using the exchange rates prevailing at the dates of the transactions. Foreign exchange gains and losses resulting from the settlement of such transactions and from the translation at year-end exchange rates of monetary assets and liabilities denominated in foreign currencies are recognized in the income statement.

Foreign exchange gains and losses that relate to borrowings and cash and cash equivalents are presented in the income statement within ‘financial income (expense)’.

Translation differences on non-monetary assets such as equity securities classified as available for sale financial instruments are included in other comprehensive income.

3)	Translation of financial statements of Group companies

The results and financial position of all the Group entities (none of which has the currency of a hyperinflationary economy) that have a functional currency different from the presentation currency are translated into the presentation currency as follows:

a) Assets and liabilities for each balance sheet presented are translated at the closing rate at that balance sheet date;

b)	Income and expenses for each income statement are translated at average exchange rates (unless this average is not a reasonable approximation of the cumulative effect of the rates prevailing on the transaction dates, in which case income and expenses are translated at the dates of the transactions); and

c) All resulting exchange differences are recognized as a separate component in other comprehensive income (loss).

On consolidation, exchange differences arising from the translation of the net investment in foreign operations, and of borrowings and other currency instruments designated as hedges of such investments, are taken to other comprehensive income. When a foreign operation is partially disposed of or sold (other than transactions with non-controlling interests), exchange differences that were recorded in other comprehensive income are recognized in the income statement as part of the gain or loss on sale.

Goodwill and fair value adjustments arising from the acquisition of a foreign entity are treated as assets and liabilities of the foreign entity and translated at the closing rate.

e. Property, plant and equipment

All property, plant and equipment is stated at historical cost. Subsequent costs are included in the asset’s carrying amount or recognized as a separate asset, as appropriate, only when it is probable that future economic benefits associated with the item will flow to the Group and the cost of the item can be measured reliably.

When a part of property, plant and equipment is being replaced, its carrying value is derecognized. Repairs and maintenance are charged to the income statement during the period in which they are incurred.

14

 GADOT CHEMICAL TANKERS AND TERMINALS LTD.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued):

Property, plant and equipment is recognized at cost less accumulated depreciation and impairment loss. Cost includes expenditure that is directly attributable to the acquisition of the items (including borrowing costs).

Depreciation and impairment on property, plant and equipment are carried to income statement.

Land is not depreciated. Depreciation on other assets is calculated using the straight-line method to allocate their cost or revalued amounts to their residual values over their estimated useful lives, as follows:

Vessels	11-14 years
Tugboats, tanks and other equipment	9-11 years
Berthing, buildings, roads, and facilities	10-50 years
Storage tanks	30 years
Other equipment	6-10 years
Office facilities and fixtures	15-18 years
Vehicles	4-7 years
Office furniture and equipment	10 years

Major renovations are depreciated over the remaining useful life of the related asset or to the date of the next major renovation, whichever is sooner.

Leasehold improvements are amortized by the straight-line method over the term of the lease, which is shorter than the estimated useful life of the improvements.

The assets’ useful lives and depreciation methods are reviewed, and adjusted if appropriate, at the end of each reporting period.

Gains and losses on disposals are determined by comparing the proceeds with the carrying amount and are recognized within the relevant line items in the income statement.

f. Intangible assets:

1)	Goodwill

Goodwill represents the excess of the cost of an acquisition over the fair value of the Group’s share of the net identifiable assets of the acquired subsidiary at the date of acquisition. Goodwill on acquisition of subsidiaries is included in ’intangible assets’. Goodwill is tested annually for impairment and carried at cost less accumulated impairment losses. Impairment losses on goodwill are not reversed. Gains and losses on the disposal of an entity include the carrying amount of goodwill relating to the said entity.

Goodwill is allocated to cash-generating units that are not larger than operating segments for the purpose of impairment testing. The allocation is made to those cash-generating units or groups of cash-generating units that are expected to benefit from the business combination in which the goodwill arose and is identified.

15

GADOT CHEMICAL TANKERS AND TERMINALS LTD.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued):

2)	Computer software

Acquired computer software licenses are capitalized on the basis of the costs incurred to acquire and bring to use the specific software. These costs are amortized over their estimated useful lives (three to fifteen years).

Costs associated with maintaining computer software programs are recognized as an expense as incurred.

3)	Contractual customer relationships and non-competition agreements

Contractual customer relationships and non-competition agreements acquired in a business combination are recognized at fair value at the acquisition date. The contractual customer relations have a definite useful life and are carried at cost less accumulated amortization. Amortization is calculated using the straight-line method over the expected life of the customer relationship, which is 15 years.

4)	Licenses

Licenses acquired in a business combination are recognized at fair value at the acquisition date. The licenses have a definite useful life and are carried at cost less accumulated amortization. Amortization is calculated using the straight-line method over the expected life of the licenses, which is 10 years.

5)	Trademark sublicensing rights and Distribution rights

Trademark sublicensing rights and Distribution rights acquired in a business combination are measured at fair value at the acquisition date. These licenses have a finite useful life and are carried at the recognized amount less accumulated amortization. Amortization is calculated using the straight-line method over the expected life of the rights, which is 20 months from the date of the acquisition.

g. Impairment of non-financial assets

Goodwill is not subject to amortization and is tested annually for impairment.

Assets that are subject to depreciation are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount may not be recoverable. An impairment loss is recognized for the amount by which the asset’s carrying amount exceeds its recoverable amount. The recoverable amount is the higher of an asset’s fair value less its costs to sell and its value in use. For the purposes of assessing impairment, assets are grouped at the lowest levels for which there are separately identifiable cash flows (cash-generating units). Non - financial assets other than goodwill that suffered impairment are reviewed for possible reversal of the impairment at each reporting date. For additional information, see Note 11.

16

GADOT CHEMICAL TANKERS AND TERMINALS LTD.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued):

h. Borrowing costs

Borrowing costs that are directly allocated to acquisition, construction or production of any qualifying asset (one that takes a substantial period of time to get ready for its designated use or sale) are capitalized and included as part of the costs of the asset during the period of time that is required to complete and prepare the asset for its intended use or for sale.

Borrowing costs directly attributable to acquisition, construction or production of a qualifying asset are the same borrowing costs that would have been prevented had the expense in respect of the qualifying asset not been incurred. Other borrowing costs are carried to income statement.

i. Financial assets:

1)	Classification

The Group classifies its financial assets in the following categories: at fair value through profit or loss, loans and receivables, available for sale and held-to-maturity financial investments. The classification depends on the purpose for which the financial assets were acquired. Management determines the classification of its financial assets at initial recognition.

a)	Financial assets at fair value through profit or loss

Financial assets at fair value through profit or loss are financial assets held for trading or financial assets designated to fair value through profit or loss. A financial asset is classified in this category if acquired principally for the purpose of selling in the short-term or if it has been designated by management.

Derivatives are also categorized as held for trading unless they are designated as hedges. Assets in this category are classified as current assets if they are held for trading, or expected to be exercised within a year from balance sheet date.

b)	Loans and receivables

Loans and receivables are non-derivative financial assets with fixed or determinable payments that are not quoted in an active market. They are included in current assets, except for maturities greater than 12 months after the balance sheet date. These are classified as non-current assets. The Group’s loans and receivables are stated in “accounts receivable”, “cash and cash equivalents” and “long-term receivables” on the balance sheet (see k and l below).

c)	Available-for-sale financial assets

Available-for-sale financial assets are non-derivatives that are either designated in this category or not classified in any of the other categories. They are included in non-current assets unless management intends to dispose of the investment within 12 months of the end of the reporting period.

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued):

2)	Recognition and measurement

Regular purchases and sales of financial assets are recognized on the settlement date, which is the date on which the asset is delivered to the Group or delivered by the Group. Investments are initially recognized at fair value plus transaction costs for all financial assets not carried at fair value through profit or loss. Financial assets carried at fair value through profit or loss are initially recognized at fair value and transaction costs are expensed in the income statement. Financial assets are derecognized when the rights to receive cash flows from the investments have expired or have been transferred and the Group has transferred substantially all risks and rewards of ownership. Available-for-sale financial assets and financial assets at fair value through profit or loss are subsequently carried at fair value. Loans and receivables are carried at amortized cost using the effective interest method.

Gains or losses arising from changes in the fair value of the ‘financial assets at fair value through profit or loss’ category are presented in the income statement within ‘financial expenses - net’ in the period in which they arise. Dividend income from financial assets at fair value through profit or loss is recognized in the income statement as part of financial income when the Group’s right to receive payments is established.

Changes in the fair value of monetary and non-monetary securities classified as available for sale are recognized in other comprehensive income.

When securities classified as available for sale are sold or impaired, the accumulated fair value adjustments recognized in the past in other comprehensive income are included in the income statement as ’financial income/expenses’.

Interest on available-for-sale securities calculated using the effective interest method is recognized in the income statement as part of other expenses.

Dividends on available-for-sale equity instruments are recognized in the income statement as part of other income when the Group’s right to receive payments is established.

As to measurement of fair value of Group’s financial instruments, see note 4 below.

3)	Offsetting of financial assets

Financial assets and liabilities are offset and the net amount reported in the statement of financial position when there is a legally enforceable right to offset the recognized amounts and there is an intention to settle on a net basis, or realize the asset and settle the liability simultaneously.

4)	Impairment of financial assets:

(a)	Financial assets presented at amortized cost

The Group assesses at the each balance sheet date whether there is objective evidence that a financial asset or group of financial assets is impaired. A financial asset or a group of financial assets is impaired and impairment losses are incurred only if there is objective evidence of impairment as a result of one or more events that occurred after the initial recognition of the asset (a ‘loss event’) and that loss event (or events) has an impact on the estimated future cash flows of the financial asset or group of financial assets that can be reliably estimated.

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued):

The criteria that the Group uses to determine that there is objective evidence of an impairment loss include:

•	Significant financial difficulty of the issuer or obligor;
•	A breach of contract, such as a default or delinquency in interest or principal payments;
•	The Group, for economic or legal reasons relating to the borrower’s financial difficulty, granting to the borrower a concession that the lender would not otherwise consider;
•	It becomes probable that the borrower will enter bankruptcy or other financial reorganization;
•	The disappearance of an active market for that financial asset because of financial difficulties; or
•	Observable data indicating that there is a measurable decrease in the estimated future cash flows from a portfolio of financial assets since the initial recognition of those assets, although the decrease cannot yet be identified with the individual financial assets in the portfolio, including:
(i)	Adverse changes in the payment status of borrowers in the portfolio; and
(ii)	National or local economic conditions that correlate with defaults on the assets in the portfolio.

The Group first assesses whether objective evidence of impairment exists. Should such evidence exist, the amount of the loss is measured as the difference between the asset’s carrying amount and the present value of estimated future cash flows (excluding future credit losses that have not been incurred) discounted at the financial asset’s original effective interest rate (i.e., the effective interest rate computed for this asset upon initial recognition). The asset’s carrying amount of the asset is reduced and the amount of the loss is recognized in the income statement. If a loan or held-to-maturity investment has a variable interest rate, the discount rate for measuring any impairment loss is the current effective interest rate determined under the contract.

If, in a subsequent period, the amount of the impairment loss decreases and the decrease can be related objectively to an event occurring after the impairment was recognized (such as an improvement in the debtor’s credit rating), the reversal of the previously recognized impairment loss is recognized in income or loss.

(b)    Assets classified as available for sale

The Group assesses at the end of each reporting period whether there is objective evidence that a financial asset or a group of financial assets is impaired. For debt securities, the Group uses the criteria described in (a) above. In the case of equity investments classified as available-for-sale, in addition to the criteria presented in (a) above, information regarding significant changes having adverse effect on the technological, economical or legal environment in which the issuer operates implicating that the cost of the equity investment might not be recovered as well as significant or prolonged decline in the fair value of the security below its cost is also evidence that the assets are impaired.

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued):

If any such evidence exists for available-for-sale financial assets, the cumulative loss (recognized in other comprehensive income) - measured as the difference between the acquisition cost and the current fair value, less any impairment loss on that financial asset previously recognized in profit or loss - is reclassified from equity and recognized in income or loss.

If, in a subsequent period, the fair value of a debt instrument classified as available- for-sale increases and the increase can be objectively related to an event occurring after the impairment loss was recognized in profit or loss, the impairment loss is reversed through the income statement.

j. Derivative financial instruments and hedging activities

Derivatives are initially recognized at fair value on the date a derivative contract is entered into and are subsequently remeasured at their fair value. The method of recognizing the resulting gain or loss depends on whether the derivative is designated as a hedging instrument, and if so, the nature of the item being hedged.

Changes in the fair value of derivative instruments that do not qualify for hedge accounting are charged to income statement.

The financial statements do not include derivatives which are designated as a hedging instrument.

k. Inventories

Inventories are stated at the lower of cost and net realizable value. Cost is determined using the moving average basis method. The cost of goods comprises direct costs. It excludes borrowing costs.

Net realizable value is the estimated selling price in the ordinary course of business less the estimated costs of completion and the estimated costs necessary to make the sale

l. Trade receivables

Trade receivables are amounts due from customers for merchandise sold or services performed in the ordinary course of business. If collection is expected in one year or less, they are classified as current assets. If not, they are presented as non-current assets.

Trade receivables are recognized initially at fair value and subsequently measured at amortized cost using the effective interest method, less provision for doubtful accounts (hereinafter - “provision for impairment” or “provision for doubtful accounts”).

As to the method of determining the amount of the provision for impairment and the accounting treatment applied thereto in subsequent periods, see i(4) above.

m. Cash and cash equivalents

Cash and cash equivalents includes cash in hand, deposits held at call with banks and other short-term highly liquid investments with original maturities of three months or less.

n. Share capital

Ordinary shares are classified as equity.

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued):

o. Trade payables

Trade payables are obligations of the Group to pay for goods or services that have been acquired in the ordinary course of business from suppliers. Accounts payable are classified as current liabilities if payment is due within one year or less. If not, they are presented as non-current liabilities.

Trade payables balances are recognized initially at fair value and subsequently measured at amortized cost using the effective interest method.

p. Borrowings

Borrowings are recognized initially at fair value, net of transaction costs incurred. Borrowings are subsequently stated at amortized cost; any difference between the proceeds (net of transaction costs) and the redemption value is recognized in the income statement over the period of the borrowings using the effective interest method.

Fees paid on the establishment of loan facilities are recognized as transaction costs of the loan to the extent that it is probable that some or all of the facility will be drawn down. In this case, the fee is deferred until the draw-down occurs. To the extent there is no evidence that it is probable that some or all of the facility will be drawn down, the fee is capitalized as a pre-payment for liquidity services and amortized over the period of the facility to which it relates.

Borrowings are classified as current liabilities unless the Group has an unconditional right to defer settlement of the liability for at least 12 months after the end of the reporting period.

The Company measures its borrowings in accordance with Application Guidance 7 to IAS 39. In each reporting period, the Company calculates the effective interest rate, based on the expected cash flows of the borrowings and the anticipated interest rates through the period until the maturity of the borrowings. The effective interest rate is used in order to determine the interest expenses in the coming reporting period.

q. Current and deferred income tax

The tax expense for the period comprises current and deferred tax. Tax is recognized in the income statement, except to the extent that it relates to items recognized directly in other comprehensive income or in other equity accounts. In this case, the tax is also recognized in other comprehensive income or in equity, respectively.

The current income tax charge is calculated on the basis of the tax laws enacted or sub stantively enacted at the statement of financial position date in the countries where the Company and/or its subsidiaries operate and generate taxable income. Management periodically evaluates positions taken in tax returns with respect to situations in which applicable tax regulation is subject to interpretation. It establishes provisions where appropriate on the basis of amounts expected to be paid to the tax authorities.

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued):

Deferred income tax is fully recognized, using the liability method, on temporary differences arising between the tax bases of assets and liabilities and their carrying amounts in the consolidated financial statements. However, the deferred income tax is not accounted for if it arises from initial recognition of an asset or liability in a transaction other than a business combination that at the time of the transaction affects neither accounting nor taxable profit or loss. Deferred taxes are determined based on tax rates and tax laws that have been enacted or substantially enacted by the statement of financial position date and are expected to apply when the related deferred income tax asset is realized or the deferred income tax liability is settled.

Deferred income tax assets are recognized only to the extent that it is probable that future taxable profit will be available against which the temporary differences can be utilized.

Deferred income tax is not calculated on temporary differences arising on investments in subsidiaries, as long as the timing of reversal of the differences is controlled by the Group and it is expected that no such reversal will take place in the foreseeable future.

Deferred income tax assets and liabilities are offset only if:

-	There is a legally enforceable right to offset current tax assets against current tax liabilities; and
-	when the deferred income taxes assets and liabilities relate to income taxes levied by the same taxation authority on either the same taxable entity or different taxable entities where there is an intention to settle the balances on a net basis.

r. Employee benefits:

1)	Pension/severance pay obligations

Group companies operate various pension schemes. The schemes are generally funded through payments to insurance companies or trustee-administered funds. These plans constitute defined contribution plans since the Group pays fixed contributions into a separate and independent entity. The Group has no legal or constructive obligations to pay further contributions if the fund does not hold sufficient assets to pay all employees the benefits relating to employee service in the current and prior periods.

Labor laws, labor agreements and the practice in the Group’s companies require companies in the Group to pay severance pay to employees dismissed or retiring from their employ in certain other circumstances. The obligation of the Group’s companies for severance pay is treated as a defined contribution plan, and for some of the employees, it is treated as a defined benefit plan.

Under the obligation of the Group’s companies to employees with defined benefits plans, the amounts of benefits an employee receives is based on the number of service years and his/her last salary.

The Company’s obligation to the remaining employees, who are part of the defined contribution plan, is to make regular contributions to a separate and independent entity.

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued):

The liability recognized in the balance sheet in respect of defined benefit pension plans is the present value of the defined benefit obligation at the balance sheet date less the fair value of plan assets, together with adjustments for unrecognized past- service costs. The defined benefit obligation is calculated annually by independent actuaries using the projected unit credit method.

The present value of the defined benefit obligation is determined by discounting the estimated future cash outflows using interest rates of government bonds that are denominated in the currency in which the benefits will be paid, and that have terms to maturity approximating to the terms of the related pension liability.

Under IAS 19 - “Employee Benefits” (hereinafter - IAS 19), the discount rate used for computing actuarial liability will be determined using market yields of high-quality corporate bonds at statement of financial position date. However, IAS 19 points out that in countries where there is no deep market in such bonds, the yield of government bonds at the balance sheet date should be used instead.

As stated above, the interest rate used by the Company to capitalize expected future cash flows for the purpose of computing the actuarial commitment is determined based on the interest rates of government bonds in a high rank, since the Group’s management is in the opinion that Israel does not have a deep market for corporate bonds.

The Company carries to income statement actuarial gains or losses resulting from changes in actuarial valuation and differences between past assumptions and actual results, in the period in which they arise.

As mentioned above, the Group purchases insurance policies and makes deposits with pension and severance pay fund to cover its pension and severance pay liability constituting a defined contribution plan. The Group has no further payment obligations once the contributions have been paid. The contributions are recognized as employee benefit expense when they are due. Prepaid contributions are recognized as an asset to the extent that a cash refund or a reduction in the future payments is available.

2)	Vacation and recreation benefits

Every employee is legally entitled to vacation and recreation benefits, both computed on an annual basis. This entitlement is based on the term of employment. The contributions are recognized as expenses in respect of the Group charges a liability and expense due to vacation and recreation pay, based on the benefits that have been accumulated for each employee.

3)	Termination benefits

Termination benefits are payable when employment is terminated by the Group before the normal retirement date, or whenever an employee accepts voluntary redundancy in exchange for these benefits. The Group recognizes termination benefits when it is demonstrably committed to either: terminating the employment of current employees according to a detailed formal plan without possibility of withdrawal; or providing termination benefits as a result of an offer made to encourage voluntary redundancy. Benefits falling due more than 12 months after the statement of financial position date are discounted to their present value.

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued):

4)	Profit-sharing and bonus plans

The Group recognizes a liability and an expense for bonuses and profit-sharing, based on a formula that takes into consideration the profit attributable to the Company’s shareholders after certain adjustments. The Group recognizes a provision where contractually obliged or where there is a past practice that has created a constructive obligation.

s. Provisions

Provisions for restructuring costs and legal claims are recognized when: the Group has a present legal or constructive obligation as a result of past events; it is probable that an outflow of resources will be required to settle the obligation; and the amount has been reliably estimated. Restructuring provisions comprise lease termination penalties and employee termination payments. Provisions are not recognized for future operating losses.

Where there are a number of similar obligations, the likelihood that an outflow will be required in settlement is determined by considering the class of obligations as a whole. A provision is recognized even if the likelihood of an outflow with respect to any one item included in the same class of obligations may be small.

Provisions are measured at the present value of the expenditures expected to be required to settle the obligation using a pre-tax rate that reflects current market assessments of the time value of money and the risks specific to the obligation. The increase in the provision due to passage of time is recognized as interest expense.

t. Revenue recognition

Revenue comprises the fair value of the consideration received or receivable for the sale of goods and services in the ordinary course of the Group’s activities. Revenue is shown net of value-added tax, returns, rebates and discounts and after eliminating sales within the Group.

The Group recognizes revenue when the amount of revenue can be reliably measured, it is probable that future economic benefits will flow to the entity and when specific criteria have been met for each of the Group’s activities as described below. The amount of revenue is not considered to be reliably measurable until all contingencies relating to the sale have been resolved. The Group bases its estimates on historical results, taking into consideration the type of customer, the type of transaction and the specifics of each arrangement.

1)	Sales of goods

The Group sells a wide range of liquid chemicals (hereinafter - products). Revenues from selling products are recognized by the Group upon delivering to the customer.

The Group does not operate any loyalty programs.

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued):

2)	Service revenues

The Group provides a number of  different services.

Marine transportation services - These services are provided based on specific orders or three-year contracts. This revenue is recognized using the percentage of completion method. Under this method, revenue is recognized on a prorate basis over the term of the marine transportation services.

Storage services - Revenue from providing storage services is carried on a prorate basis over the term of storage.

Land transportation - The revenue from providing land transportation services are recognized as the transportation is provided.

If circumstances arise that may change the original estimates of revenues, costs or extent of progress toward completion, estimates are revised. These revisions may result in increases or decreases in estimated revenues or costs and are reflected in income in the period in which the circumstances that give rise to the revision become known by management.

3)	Commission revenue

Commission revenue stems from brokerage transaction on chemicals is recognized when the entitlement to earn it is established.

4)	Revenues from commodities positions in respect of inventory of aromatic chemicals

The Dutch subsidiary derives revenues from acquisition of sale of commodities positions in respect of aromatic chemicals of various types. The income/loss arising from the difference from the price of acquisition of the contract and the selling price of the contract is presented under the revenues item in the statement of income in their net amount in the period during which the transactions were made (revenues from sale of the inventory contract net of expenses arising from the acquisition of the corresponding counter contract).

u. Leases

The Group leases certain property, plant and equipment. Leases of property, plant and equipment where the Group has substantially all the risks and rewards of ownership are classified as finance leases. Finance leases are capitalized at the lease’s commencement at the lower of the fair value of the leased property and the present value of the minimum lease payments.

Each lease payment is allocated between the liability and finance charges so as to achieve a constant rate on the finance balance outstanding. The corresponding rental obligations, net of finance charges, are included in other long-term payables. The financing costs are allocated to each of the periods over the term of the lease in order to create a fixed periodic interest rate in respect of the balance of the remaining liability.

Property, plant and equipment acquired under finance lease is depreciated over the shorter of the useful life of the asset and the lease term.

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued):

Leases in which a significant portion of the risks and rewards of ownership are retained by the lessor are classified as operating leases (net of any incentives received from the lessor). Payments made under operating leases are charged to the income statement on a straight-line basis over the period of the lease.

When assets are leased out under a finance lease, the present value of the lease payments is recognized on the balance sheet and depreciated over their expected useful lives, consistently to similar assets owned by the Group. Lease revenue is recognized over the term of lease using the straight-line method. As of December 31, 2011, the Company has no assets under financial lease arrangement.

v. Dividend distribution

Dividend distribution to the Company’s shareholders is recognized as a liability in the Group’s financial statements in the period in which the dividends are approved by the Company’s shareholders.

w. New international Standards, amendments to standards and new interpretations:

1)	There are no IFRSs or IFRIC interpretations that are effective for the first time for the financial year beginning on or after 1 January 2011that would be expected to have a material impact on the Group.

2)	Standards, amendments and interpretations to existing standards that are not yet effective and have not been early adopted by the Group:

a)	IFRS 9 - “Financial Instruments” (hereafter - IFRS 9).

IFRS 9 Financial instruments, addresses the classification, measurement and recognition of financial assets and financial liabilities. IFRS 9 was issued n November 2009 and October 2010. It replaces the parts of IAS 39 that relate to the classification and measurement of financial instruments. IFRS 9 requires financial assets to be classified into two measurement categories: those measured as at fair value and those measured at amortized cost. The determination is made at initial recognition. The classification depends on the Group’s business model for managing its financial instruments and the contractual cash flow characteristics of the instrument. For financial liabilities, the standard retains most of the IAS 39 requirements. The main change is that, in cases where the fair value option is taken for financial liabilities, the part of a fair value change due to an entity’s own credit risk is recorded in other comprehensive income rather than the income statement, unless this creates an accounting mismatch. The standard is not applicable until January 1, 2015 but is available for early adoption. The standard was not early adopted. The Group is yet to assess the full impact of the standard.

b)	IFRS 10 - Consolidated Financial Statements” (hereafter - IFRS 10)

IFRS 10, Consolidated financial statements’ builds on existing principles by identifying the concept of control as the determining factor in whether an entity should be included within the consolidated financial statements of the parent company. The standard provides additional guidance to assist in the determination of control where this is difficult to assess. The group is yet to assess IFRS 10’s full impact and intends to adopt IFRS 10 no later than the accounting period beginning on or after 1 January 2013.

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued):

c)	IFRS 11 - Joint arrangements (hereafter - IFRS 11)

In May 2011 the IASB issued IFRS 11 replaces IAS 31, Interests in Joint Ventures, and SIC-13, Jointly Controlled Entities - Non Monetary Contributions by Venturers. IFRS 11 defines a joint arrangement as an arrangement where two or more parties contractually agree to share control. Joint control exists only when the decisions about activities that significantly affect the returns of an arrangement require the unanimous consent of the parties sharing control. IFRS 11 eliminates the existing policy choice of proportionate consolidation for jointly controlled entities. In addition, the standard categorizes joint arrangements as one of the following: Joint operations or Joint ventures.

IFRS 11 is effective for annual periods beginning on or after January 1, 2013. Earlier application is permitted .The standard was not early adopted. The Group is yet to assess the full impact of the standard.

d)	IFRS 12 - ‘Disclosures of interests in other entities’ (hereafter - IFRS 12)

IFRS 12, ‘Disclosures of interests in other entities’ includes the disclosure requirements for all forms of interests in other entities, including joint arrangements, associates, special purpose vehicles and other off balance sheet vehicles. The group is yet to assess IFRS 12’s full impact and intends to adopt IFRS 12 no later than the accounting period beginning on or after 1 January 2013.

e)	IFRS 13 - “Fair Value Measurement” (hereafter - IFRS 13)

IFRS 13, ‘Fair value measurement’, aims to improve consistency and reduce complexity by providing a precise definition of fair value and a single source of fair value measurement and disclosure requirements for use across IFRSs. The requirements, which are largely aligned between IFRSs and US GAAP, do not extend the use of fair value accounting but provide guidance on how it should be applied where its use is already required or permitted by other standards within IFRSs or US GAAP. The group is yet to assess IFRS13’s full impact and intends to adopt IFRS 13 no later than the accounting period beginning on or after 1 January 2012.

f)	IAS 19 - “Employee Benefits” (hereafter - IAS 19 Amendment)

IAS 19, ‘Employee benefits’ was amended in June 2011. The impact on the group will be as follows: to eliminate the corridor approach and recognize all actuarial gains and losses in OCI as they occur; to immediately recognize all past service costs; and to replace interest cost and expected return on plan assets with a net interest amount that is calculated by applying the discount rate to the net defined benefit liability (asset). The group is yet to assess the full impact of the amendments.

There are no other IFRSs or IFRIC interpretations that are not yet effective that would be expected to have a material impact on the Group.

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)

NOTE 3 - CRITICAL ACCOUNTING ESTIMATES AND JUDGMENTS

Estimates and judgments are continuously tested, based on past experience and other factors, including expectations about future events that are deemed probable in light of the existing circumstances.

The Group makes estimates and assumptions concerning the future. The resulting accounting estimates will, by definition, rarely equal the related actual results. The estimates and assumptions that have a significant risk of causing a material adjustment to the carrying amounts of assets and liabilities within the next financial year are outlined below.

1)	Impairment of non-financial assets

Assets that have an indefinite useful life, for example goodwill, are not subject to amortization and are tested annually for impairment. Assets that are subject to amortization are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount may not be recoverable. The recoverable amounts of cash generating units and of depreciable assets were determined based on value in use. Value in use is computed based on economic models and evaluation techniques requiring use of assumptions and estimates. The Group’s financial statements include impairment loss in respect of depreciable assets, the recoverable amounts of which were computed as described above. Changes in the assumptions and estimates used for computation could have a material effect on the Company’s results of operations.

In 2011, the Group had a NIS 4,542 thousands impairment loss in respect of a cash generating unit in the Commercial segment, a NIS 689 thousands impairment loss in respect of a cash generating unit in the Operating segment and a NIS 17,272 thousands impairment loss in respect of a cash generating unit in the Marine transportation segment. As a result, the carrying amount of these cash generating units was reduced to its recoverable amount.

2)	Deferred taxes

Deferred tax is recognized on temporary differences arising between the carrying amounts of assets and liabilities and their amounts for tax purposes. The Group is continuously testing the recoverability of deferred tax assets on its accounts based on historical taxable income, projected taxable income, the timing of reversing temporary differences and the application of tax planning strategies. If the Group cannot generate sufficient future taxable income, or in case of a material change in the effective tax rates for the period, in which the relevant temporary differences become taxable or may be deductible, the Group may be required to eliminate some of the deferred tax assets or to increase its deferred tax liabilities, which may raise its effective tax rate and negatively impact its results of operations.

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)

NOTE 3 - CRITICAL ACCOUNTING ESTIMATES AND JUDGMENTS (continued):

3)	Provisions for legal claims

Provisions for legal claims are recognized based on the Group’s management judgment as to the probability that cash flows will be diverted to settle the liabilities, and based on an estimate by management concerning the present value of cash flows that are expected to be needed to settle the existing liabilities.

4)	Retirement benefits

The present value of the Group’s retirement benefits obligations depends on a number of factors that are determined on an actuarial basis, based on various assumptions. The assumptions used to compute the net cost (income) include long-term return on relevant amounts funded and discount rates. Changes in these assumptions impact the carrying amount of assets and liabilities related to the retirement obligations.

The expected return on the amounts funded for retirement obligation is uniformly determined, based on historical long-term returns.

The appropriate discount rate is determined each year-end. This discount rate is used to determine the present value of future cash flows estimates that are expected to be needed to cover the retirement benefit obligation. The Group’s management is in the opinion that the market for high-quality corporate bonds in Israel is not sufficiently liquid for use in determining the above discount rate. Therefore, it is determined by the Group using market returns on government bonds, denominated in the same currency in which such benefits will be paid, with similar term as the relevant obligation.

Other key assumptions related to retirement benefit obligation, such as future pay raises and turnover rate, are partially based on market conditions at that point in time as well as past experience. Additional information is available in note 15.

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)

NOTE 4 - FINANCIAL INSTRUMENTS AND FINANICAL RISK MANAGEMENT:

a. Financial risk management:

1)	Financial risk factors

The Group’s activities expose it to a variety of financial risks: market risk (including currency risk, price risk, fair value interest rate risk and cash flow interest rate risk), credit risk and liquidity risk. The Group’s position on risk management is that financial markets are inherently unpredictable and it is therefore seeking to minimize potential adverse effects on the Group’s financial performance. In certain cases, the Group uses derivative financial instruments to hedge certain risk exposures.

Risk management is carried out by a finance department of the Group under policies approved by Group management and by the Board of Directors. Group’s finance department identifies, evaluates and hedges financial risks in close co-operation with the Group’s operating units. The board of directors provides principles for overall risk management, as well as policies covering specific areas, such as credit risk, and investment of excess liquidity.

(a) Market risks:

(1)	Foreign exchange risks

The Group operates internationally and is exposed to foreign exchange risks arising from exposures to various currencies, primarily with respect to the US Dollar and the Euro. Foreign exchange risk arises when future commercial transactions, recognized assets and liabilities are denominated in a currency other than the entity’s functional currency.

As of December 31, 2011, if the reporting currency had strengthened by 10% against the US Dollar with all other variables held constant, net income would have been higher by NIS 27,672 thousands (2010 - NIS 37,988 thousands), mainly as a result of foreign exchange losses on translation of balance sheet items (erosion of US Dollar denominated liabilities).

As of December 31, 2011, if the reporting currency had strengthened by 5% against the Euro with all other variables held constant, net income would have been higher by NIS 5,817 thousands (2010 - NIS 1,820 thousands lower), mainly as a result of foreign exchange losses on translation of balance sheet items.

(2)	Price risk

The Group classifies most of its investments in financial instruments as available for sale. To manage its price risk arising from investments in equity securities, the Group diversifies its portfolio. Diversification of the portfolio is done in accordance with the limits set by the parent company’s board of directors.

30

GADOT CHEMICAL TANKERS AND TERMINALS LTD.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)

NOTE 4 - FINANCIAL INSTRUMENTS AND FINANICAL RISK MANAGEMENT (continued):

(3)	Cash flow and fair value interest rate risk:

(a)	As the Group has no significant short-term interest-bearing assets, the Group’s income and operating cash flows are substantially independent of changes in market interest rates.

(b)	The Group has significant short-term interest bearing liabilities. These loans, which bear variable interest rates, expose the Company to cash flow risks.

(c)	The Group’s interest rate risk arises from long-term loans.

Loans issued at variable rates (0.5%-3%) expose the Group to cash flow interest rate risk, while loans issued at fixed rates (3.25%-11.42%) expose the Group to fair value interest rate risk. In 2011 and 2010, the Group’s loans were at variable rates and denominated in the NIS, US Dollar and the Euro.

The Group analyzes its interest rate exposure on an ongoing basis. Various scenarios are simulated taking into consideration refinancing, renewal of existing positions, alternative financing and hedging. Based on these scenarios, the Group calculates the impact on profit and loss of a defined interest rate shift. For each simulation, the same interest rate shift is used for all currencies. The scenarios are run only for liabilities that represent the major interest-bearing positions.

Based on the simulations performed, the impact on post tax profit of a 0.1% shift in interest rate would be a maximum increase of NIS 269 thousands (2010 - NIS 660 thousands) or decrease of NIS 269 thousands (2010 - NIS 660 thousands). The simulation is done on a quarterly basis to verify that the maximum loss potential is within the limit given by management.

At December 31, 2011, if interest rates on NIS-denominated borrowings had been 0.1% lower with all other variables held constant, post-tax profit for the year would have been NIS 142 thousands (2010 - NIS 306 thousands) higher, mainly as a result of lower interest expense on variable interest rate borrowings.

At December 31, 2011, if interest rates on US Dollar borrowings had been 0.1% lower with all other variables held constant, post-tax profit for the year would have been NIS 15 thousands (2010 - NIS 253 thousands) higher, mainly as a result of lower interest expense on variable interest rate borrowings.

At December 31, 2011, if interest rates on Euro borrowings had been 0.1% lower with all other variables held constant, post-tax profit for the year would have been NIS 112 thousands (2010 - NIS 101 thousands) higher, mainly as a result of lower interest expense on variable interest rate borrowings.

31

GADOT CHEMICAL TANKERS AND TERMINALS LTD.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)

NOTE 4 - FINANCIAL INSTRUMENTS AND FINANICAL RISK MANAGEMENT (continued):

(b)	Credit risk

Credit risk is managed on a group basis. Credit risk arises from cash and cash equivalents, derivative financial instruments and deposits with banks and other financial institutions, as well as credit exposures to wholesale and retail customers, including outstanding receivables and committed transactions. For banks and financial institutions, only independently rated parties with a minimum rating of 'A' are accepted.

If retail customers are independently rated, these ratings are used. If there is no independent rating, risk control assesses the credit quality of the customer, taking into account its financial position, past experience and other factors. Individual risk limits are set based on internal or external ratings in accordance with limits set by the Group’s credit committee. The utilization of credit limits is regularly monitored (see note 4b3) for further disclosure on credit risk.

No credit limits were exceeded during the reporting period, and management does not expect any losses from non-performance by these counterparties.

(c)	Liquidity risk

Cash flow forecasting is performed in the operating entities of the Group and aggregated by Group finance department. Group finance department monitors rolling forecasts of the Group’s liquidity requirements to ensure it has sufficient cash to meet operational needs while maintaining sufficient headroom on its undrawn committed borrowing facilities at all times so that the Group does not breach borrowing limits or covenants (where applicable) on any of its borrowing facilities. as for information of covenants as of the balance sheet date, see Note 13 d.

Prudent liquidity risk management implies maintaining sufficient cash and marketable securities, the availability of funding through an adequate amount of committed credit facilities and the ability to close out market positions. Due to the dynamic nature of the underlying businesses, the Group maintains flexibility in funding by maintaining availability under committed credit lines.

Management monitors rolling forecasts of the Group’s liquidity reserve (composed of undrawn borrowing facility) on the basis of expected cash flow. This is generally carried out at local level in the operating companies. In addition, the Group’s liquidity management policy involves projecting cash flows in major currencies and considering the level of liquid assets necessary to meet these cash flows.

32

GADOT CHEMICAL TANKERS AND TERMINALS LTD.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)

NOTE 4 - FINANCIAL INSTRUMENTS AND FINANICAL RISK MANAGEMENT (continued):

The table below analyses the Group’s financial liabilities and net-settled derivative financial liabilities into relevant maturity groupings based on the remaining period at the balance sheet to the contractual maturity date. The amounts disclosed in the table are the contractual undiscounted cash flows:

	Less than 1	1 - 3	3 - 5	More than
	year	years	years	5 years
		NIS in thousands

As of December 31, 2011:
Borrowings	514,121	196,298	124,817	272,614
Trade and other payables	318,708
Liability in respect of options		69
Debentures	8,826
	841,655	196,367	124,817	272,614

As of December 31, 2010:
Borrowings	435,811	164,147	113,453	318,890
Trade and other payables	267,495
Liability in respect of options		250
Debentures	8,606	8,606
	711,912	173,003	113,453	318,890

2)	Capital risk management

The Group’s objectives when managing capital are to safeguard the Group’s ability to continue as a going concern in order to provide returns for shareholders and benefits for other stakeholders and to maintain an optimal capital structure to reduce the cost of capital.

Consistent with others in the industry, the Group monitors capital on the basis of the gearing ratio. This ratio is calculated as net debt divided by total capital.

Net debt is calculated as total borrowings (including ‘current and non-current borrowings’ as shown in the consolidated balance sheet) less cash and cash equivalents. Total capital is calculated as ‘equity’ as shown in the consolidated balance sheet plus net debt.

33

GADOT CHEMICAL TANKERS AND TERMINALS LTD.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)

NOTE 4 - FINANCIAL INSTRUMENTS AND FINANICAL RISK MANAGEMENT (continued):

The gearing ratios at December 31, 2011 and 2010 were as follows:

	2011	2010
	NIS in thousands

Total borrowings (Note 13)	984,833	* 934,716
Less - cash and cash equivalents (Note 6)	58,734	44,746
Net debt	926,099	889,970
Total equity	197,774	201,872
Total capital	1,123,873	1,091,842
Gearing ratio	82%	81%

* Reclassified

The increase in gearing ratio during 2011 was mainly due to increase in working capital needs.

b. Fair value estimation

The fair value of financial instruments traded in active markets (such as trading and available-for-sale securities) is based on quoted market prices at the balance sheet date. The quoted market price used for financial assets held by the Group is the balance sheet date bid price.

The fair value of derivatives financial instruments (that are not traded in active market) is determined by using valuation techniques. These valuation techniques maximize the use of observable market data where it is available and rely as little as possible on entity specific estimates.

1)	Financial instruments by category

The accounting policy applied for accounting for financial instruments was applied for the following items:

December 31, 2011:
			Derivatives
			at fair value
		Available for	through
	Loans and	sale financial	Profit and
	receivables	assets	loss
	NIS in thousands

Assets
Available-for-sale financial assets		433
Trade and other receivables	495,878
Cash and cash equivalents	58,734
Derivative financial instrument			3,766
Long-term receivables	4,660
Total	559,272	433	3,766

34

GADOT CHEMICAL TANKERS AND TERMINALS LTD.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)

NOTE 4 - FINANCIAL INSTRUMENTS AND FINANICAL RISK MANAGEMENT (continued):

		Derivatives at
	Other	fair value
	financial	through Profit
	liabilities	and loss
	NIS in thousands

Liabilities
Loans	984,833
Trade and other payables	337,856
Derivative financial instrument		4,537
Put option to non-controlling interest	1,516
Other long term liabilities	4,345
Total	1,328,550	4,537

December 31, 2010:
	Loans and	Available for sale
	receivables	financial assets
	NIS in thousands

Assets
Available-for-sale financial assets		18
Trade and other receivables	473,260
Cash and cash equivalents	44,746
Long-term receivables	1,141
Total	519,147	18

Other
financial
liabilities
NIS in
thousands

Liabilities
Loans	926,110
Trade and other payables	286,760
Total	1,212,870

35

GADOT CHEMICAL TANKERS AND TERMINALS LTD.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)

NOTE 4 - FINANCIAL INSTRUMENTS AND FINANICAL RISK MANAGEMENT (continued):

2)	Credit quality of financial assets

The credit quality of financial assets that are not impaired can be assessed by reference to external credit ratings (if available) or to historical information about counterparty default rates:

	2011	2010
	NIS in thousands

Trade receivables
Counterparties with external credit rating
A	31,462	28,963
	31,462	28,963
Counterparties without external credit rating
Group A	8,818	5,678
Group B	381,449	375,330
Group C	7,684	4,676
	397,951	385,684
	429,413	414,647
Cash in banks and short-term deposits:
AAA	921	7,097
AA	29,130	8,460
A	24,462	29,189
A-	103	—
B	812	—
BBB	126	—
BBB2	1,529	—
CCC	1,651	—
	58,734	44,746

Group A - new customers/related parties (less than 6 months).

Group B - existing customers/related parties (more than 6 months) with no defaults in the past.

Group C - existing customers/related parties (more than 6 months) with some defaults in the past. All defaults were fully recovered.

None of the financial assets that are fully performing has been renegotiated in the years ended December 31, 2011 and 2010.

As for information regarding allowance for doubtful debts and bad debts, see Note 8 a.

3)	Concentration of credit risks

Group’s sales are made to a large number of customers in Europe and Israel. The sales in Israel are to the private market, which consists of a large number of customers. Accordingly, the Group’s trade balances do not represent a substantial concentration of credit risks at December 31, 2011.

36

GADOT CHEMICAL TANKERS AND TERMINALS LTD.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)

NOTE 5 - COMPANIES CONSOLIDATED AND JOINT VENTURES:

a. Joint ventures

1)	Jointly controlled entities (joint ventures) are as follows:

Company Name	Holding Rates

Conmart (Ships Agents) Ltd.	50%
Tanko International (97) Ltd.	50%
Gadot Shipping Logistics Ltd.	50%

For these companies there is a contractual understanding between the Group and the other shareholders to jointly control them. These companies are accounted for using the proportionate consolidation method, as explained in note 2b(3).

2)	The following amounts represent the Group’s 50% of assets and liabilities and revenues and results of the joint ventures, included in the consolidated financial statement of the Company:

a)	Balance sheet data:

	December 31
	2011	2010
	NIS in thousands

Assets:
Current Assets	24,929	23,266
Long-term receivables	2,120	1,968
Property, plant and equipment	5,504	5,832
	32,553	31,066
Liabilities:
Current liabilities	(25,820)	(25,425)
Long-term liabilities	(1,129)	(1,396)
	(26,949)	(26,821)

b)	Operating result data:

	Year ended
	December 31
	2011	2010
	NIS in thousands

Revenues	41,711	38,855
Expenses	(36,483)	(34,164)
Net income for the year	5,228	4,691

37

GADOT CHEMICAL TANKERS AND TERMINALS LTD.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)

NOTE 5 - COMPANIES CONSOLIDATED AND JOINT VENTURES (continued):

b. Companies consolidated for the first time:

1)	On November 17, 2011, the Company, through its subsidiary, completed the purchase of 65% of the outstanding share capital of Agrinet Central Europe Ltd (“ACE”), an Israeli company which operates mainly in Eastern Europe in the agriculture field, for a purchase price of $ 2.67 million. Pursuant to the purchase agreement, Gadot was granted with Call option and the seller was granted with Put option for the remaining shares of ACE, and Gadot granted the seller an irrevocable option to choose one of ACE real estate for a consideration of $70 thousands and certain priority in distribution of dividends, as described in the agreement. Part of the purchase price was financed by Gadot own resources and the rest by taking a long-term liability to a third party.

The following table summarizes the consideration paid for ACE and the fair value of the assets acquired and liabilities assumed at the acquisition date:

NIS in thousands

Cash and cash equivalents	13,260
Current assets, excluding cash and cash equivalents	19,806
Property, plant and equipment	9,044
Identifiable intangible assets	1,594
Goodwill	2,901
Other long-term assets	4,148
Current liabilities	(27,718)
Deferred income taxes	(1,400)
Other long term liabilities	(9,073)
Non-controlling interest	(5,358)
Total consideration paid	7,204

Intangible assets include goodwill of NIS 2,901 thousands and amortizable intangibles of NIS 1,594 thousands. Goodwill consists of assembled workforce, entering into new markets (agriculture) and synergistic opportunities created by the incorporation of the operations of ACE and the other subsidiaries of the Company. All of the goodwill was assigned to the Company’s commercial division. None of the goodwill recognized is expected to be deductible for income tax purposes.

Amortizable intangibles consist of trademark sublicensing rights and distribution rights of certain products in Europe. These licenses have a weighted average useful life of 20 months from the date of the purchase.

The Group recognizes the non-controlling interest in the acquiree at the non-controlling interest’s proportionate share of the acquiree’s net assets.

The Company expensed a total of approximately NIS 223 thousands of acquisition- related costs during the year ended December 31, 2011, which were recorded as general and administrative expenses in the consolidated income statements.

The revenue included in the consolidated income statement since November 1, 2011 contributed by ACE was NIS 19,467 thousands. ACE also contributed profit of NIS 2,387 thousands over the same period.

38

GADOT CHEMICAL TANKERS AND TERMINALS LTD.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)

NOTE 5 - COMPANIES CONSOLIDATED AND JOINT VENTURES (continued):

Had ACE been consolidated from January 1, 2011 the consolidated income statement would show revenue of NIS 2,006,924 thousands and a loss of NIS 8,548 thousands.

The Adjustments that was made to the pro forma information above are as follows:

a.     Borrowings incurred to finance the acquisition -

Finance charge included for the pre-acquisition period in order to reflect what the effect of the business combination had been if the acquisition occurred at the beginning of the year.

b.     Fair value adjustments -

The adjustments reflect the impact of the increase of intangible assets on the acquisition as if they had occurred at the beginning of the reporting period, and increased the depreciation charge for the full period.

c.	As for additional information regarding consolidated companies - see Appendix to the consolidated financial statements.

NOTE 6 - CASH AND CASH EQUIVALENTS:

	December 31
	2011	2010
	NIS in thousands

Cash on hand and in bank	57,287	44,580
Short-term bank deposits	1,447	166
	58,734	44,746
Classified by currencies:	1,746	5,127
New Israel Shekels	10,829	12,550
U.S. Dollars	43,281	27,069
Euros	2,878	—
Other	58,734	44,746

The fair value of the cash and cash equivalents does not differ significantly from its carrying amount.

39

  GADOT CHEMICAL TANKERS AND TERMINALS LTD.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)

NOTE 7 - AVAILABLE-FOR-SALE FINANCIAL ASSETS:

The changes in securities that were classified as “available-for-sale” during the reported periods are as follows:

	December 31
	2011	2010
	NIS in thousands

Balance at beginning of year	18	42,625
Securities purchases	1,152	14,659
Securities sales	(233)	(56,967)
Business combination	—	17
Net income (loss) transferred from equity	(488)	1,222
Net loss from an expiration of a right to purchase securities	(16)	—
Net loss	—	(1,538)
Balance at end of year	433	18

The available-for-sale financial assets are composed of the following:

	December 31
	2011	2010
	NIS in thousands

Marketable securities:
Equity securities - Israel	33	18
Debentures	400	—
	433	18

The available-for-sale financial assets are denominated in the following currencies:

	December 31
	2011	2010
	NIS in thousands

NIS	433	18
	433	18

The maximum exposure to credit at the reporting date is the carrying value of the debentures classified as available-for-sale.

40

 GADOT CHEMICAL TANKERS AND TERMINALS LTD.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)

NOTE 8 - TRADE AND OTHER RECEIVABLES:

a. Trade Receivables:

	December 31
	2011	2010
	NIS in thousands

Open accounts	414,466	398,710
Checks receivable	24,029	23,304
Less - allowance for doubtful Accounts	(9,082)	(7,367)
Trade receivables, net	429,413	414,647

As of December 31, 2011, a debit balance of NIS 95,385 thousands (2010 - NIS 52,886 thousands) had remained outstanding beyond the contractual due date, but the Group has not made any allowance for doubtful account in relation to these accounts. All these balances are associated with a number of unrelated customers, and based on the Group’s experience in recent years, these customers has paid their debts in full. The aging analysis of the above debts beyond the contractual due date is as follows:

	December 31
	2011	2010
	NIS in thousands

Up to three months	88,932	43,338
Three to six months	2,291	7,155
More than six months	4,162	2,393
	95,385	52,886

As of December 31, 2011, the Group provided to an allowance for doubtful accounts in an amount of NIS 547 thousands (December 31, 2010 - 955 thousands).

As of December 31, 2011, the balance of the allowance for doubtful accounts was NIS 9,628 thousands (2010 - NIS 7,367 thousands). The receivables in question relate primarily to customers who have encountered unexpected financial difficulties. The aging analysis of the above debts is as follows:

	December 31
	2011	2010
	NIS in thousands

Three to six months	695	838
More than six months	8,387	6,529
	9,082	7,367

41

 GADOT CHEMICAL TANKERS AND TERMINALS LTD.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)

NOTE 8 - TRADE AND OTHER RECEIVABLES:

The movements in the Group’s allowance for doubtful accounts are as follows:

	December 31
	2011	2010
	NIS in thousands

BALANCE AT BEGINNING OF YEAR	7,367	7,062
Change in allowance for doubtful accounts	620	1,005
Bad debt written off during year	649	—
Amounts provided for in the past and not utilized	160	—
Differences from translation of foreign
currency translation differences	286	(700)
BALANCE AT END OF YEAR	9,082	7,367

Amounts carried to or from the allowance for doubtful accounts are recorded in “General and administrative expenses” in the income statement (see Note 21).

The carrying amounts of the net trade receivables are denominated in the following currencies:

	December 31
	2011	2010
	NIS in thousands

New Israel Shekels	227,643	218,067
U.S. Dollars	79,968	44,545
Euros	121,802	152,035
	429,413	414,647

b. Other:

	December 31
	2011	2010
	NIS in thousands

Employees	3,461	3,654
Government institutions	7,372	14,581
Prepaid expenses	9,830	8,182
Advance payments to suppliers	15,367	17,625
Expenses on account of voyages - net	2,738	3,910
Owners of vessels	—	29
Accrued income	14,895	3,261
Other	12,802	7,371
	66,465	58,613

The monetary items classified under other receivables do not include doubtful accounts or past-due amounts.

42

 GADOT CHEMICAL TANKERS AND TERMINALS LTD.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)

NOTE 8 - TRADE AND OTHER RECEIVABLES (continued):

c. The carrying value of other receivables was denominated in the following currencies:

	December 31
	2011	2010
	NIS in thousands

New Israel Shekels	19,435	6,749
U.S. Dollars	8,575	855
Euros	38,455	16,113
	66,465	23,717

The fair value of trade and other receivables that constitute financial assets approximate their carrying value.

As of the date of the balance sheet, the maximum exposure to credit risk with respect to trade and other receivables, in the amount of NIS 486,048 thousands, is equivalent to the fair value of the entire group of receivables less non-monetary items (arising from advance payments). The Group does not hold securities of any kind in relation to these receivables.

NOTE 9 - INVENTORY

The Company’s inventory in 2011 amounted to NIS 144,295 thousands (2010 - NIS 123,580 thousands), is composed of goods to be sold.

The cost of inventories recognized as expense and included in “cost of revenues” amounted to NIS 1,192,747 thousands (2010 - NIS 1,146,356 thousands).

Amounts of impairment totaled NIS 3,731 thousands and NIS 979 thousands for the years ended December 31, 2011 and 2010, respectively, are included in the “cost of revenues” account in the income statement.

43

 GADOT CHEMICAL TANKERS AND TERMINALS LTD.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)

NOTE 10 - PROPERTY, PLANT AND EQUIPMENT:

a.	The composition of fixed assets and the related accumulated depreciation, arranged by principal groups, and the movement therein in 2011, are as follows:

	C o s t							A c c u m u l a t e d d e p r e c i a t i o n					Depreciated cost
	Balance as of beginning of year	Additions	Disposals	Business combinations	Currency translation differences	Capitalization of Borrowing costs	Balance as of end of year	Balance as Of beginning of year	Additions	Disposals	Currency translation differences	Balance as of end of year	Balance As of December 31, 2011	Balance as of December 31, 2010
	NIS in thousands								NIS in thousands

Vessels (see e below)	135,689	2,070			10,499		148,258	27,269	10,971		3,136	41,376	106,882	108,420
Tugboats, tankers and other equipment	68,771	2,231	(5,176)	81			65,907	52,951	3,740	(4,541)		52,150	13,757	15,820
Land (see paragraph c below)	105,209	3		8,259	3,951		117,422	815	101			916	116,506	104,394
Berthing and warehouses facilities	88,382	16	(1,154)		2,380		89,624	27,175	4,222	(1,154)	762	31,005	58,619	61,207
Storage tanks and other equipment (see paragraph d below)	168,590	7,843	(12,546)		3,685		167,572	85,902	16,521	(12,511)	1,333	91,245	76,327	82,688
Office facilities and fixtures (1)	37,698	2,092	(8,830)		1,191		32,151	28,839	529	(4,295)	1,056	26,129	6,022	8,859
Motor vehicles	4,168	3,865	(1,670)	587			6,950	1,681	521	(538)	161	1,825	5,125	2,487
Office furniture, equipment and computers	17,274	26	(1,873)	43	342		15,812	13,050		(1,770)	(208)	11,072	4,740	4,224
Leasehold improvements	10,158	131	(3,350)		148		7,087	6,386	661	(3,350)	118	3,815	3,272	3,772
Payments on account of property, plant and equipment	247,451	15,516	(17,272)	74	19,410	9,155	274,334						274,334	247,451
	883,390	33,793	(51,871)	9,044	41,606	9,155	925,117	244,068	37,266	(28,159)	6,358	259,533	665,584	639,322

(1)	During 2011 the Company sold two office facilities (one of them to a joint venture) for a total consideration of NIS 6,800 thousands

44

 GADOT CHEMICAL TANKERS AND TERMINALS LTD.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)

NOTE 10 - PROPERTY, PLANT AND EQUIPMENT (continued):

b.	The composition of fixed assets and the related accumulated depreciation, arranged by principal groups, and the movement therein in 2010, are as follows:

	C o s t							A c c u m u l a t e d d e p r e c i a t i o n					Depreciated cost
	Balance as of beginning of year	Additions	Disposals	Business combinations	Currency translation differences	Capitalization of Borrowing costs	Balance as of end of year	Balance as of beginning of year	Additions	Disposals	Currency translation differences	Balance as of end of year	Balance as of December 31, 2010	Balance as of December 31, 2009
	NIS in thousands								NIS in thousands

Vessels (see e below) *	144,296	188			(8,795)		135,689	19,266	9,448		(1,445)	27,269	108,420	125,030
Tugboats, tankers and other equipment *	70,050	5,109	(6,388)				68,771	54,299	4,901	(6,249)		52,951	15,820	15,751
Land (see paragraph c below)	11,806			96,211	(2,808)		105,209	772	43			815	104,394	11,034
Berthing and warehouse facilities *	72,646	684	(47)	20,839	(5,740)		88,382	27,805	1,994	(10)	(2,614)	27,175	61,207	44,841
Storage tanks and other equipment (see paragraph d below) *	117,333	5,374	(368)	52,033	(5,782)		168,590	81,363	8,692	(429)	(3,724)	85,902	82,688	35,970
Office facilities and fixtures	41,241	628			(4,171)		37,698	30,241	2,105		(3,507)	28,839	8,859	11,000
Motor vehicles	3,681	478	(943)	1,076	(124)		4,168	1,844	532	(602)	(93)	1,681	2,487	1,837
Office furniture, equipment and computers	15,255	2,322	(942)	1,353	(714)		17,274	12,570	1,501	(360)	(661)	13,050	4,224	2,685
Leasehold improvements	7,142	1,320		1,740	(44)		10,158	5,322	1,089		(25)	6,386	3,772	1,820
Payments on account of property, plant and equipment	252,812	5,263			(15,707)	5,083	247,451						247,451	252,812
	736,262	21,366	(8,688)	173,252	(43,885)	5,083	883,390	233,482	30,305	(7,650)	(12,069)	244,068	639,322	502,780

* Reclassified

45

 GADOT CHEMICAL TANKERS AND TERMINALS LTD.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)

NOTE 10 – PROPERTY, PLANT AND EQUIPMENT (continued):

c.	1)	The land owned by the Group in Israel is registered in the name of real estate companies (that only deal with the Group’s real estate); these companies are held by the Company.

	2)	VLS Group Ghent is the owner of a 246 dunams of private land in Ghent Belgium, out of which approximately 14.5 dunams are built area.

d.	1)	Storage tank depot - The storage tanks of Gadot Chemical Terminals (1985) Ltd. (hereinafter - “Terminals”) and of Gadot Storage and Handling (a limited partnership) (hereinafter -”the Limited Partnership”) are situated in an area of approximately 40 dunams owned by Israel Ports Development and Assets Company Ltd. (formerly – the Ports and Railway Authority) (hereinafter - “the Israel Ports Co.”). Under the terms of a licensing agreement with the Israel Ports Co., Terminals was permitted to use the areas described below for the handling and storage of chemicals. Under a 1998 addendum to the licensing agreement, to which the Limited Partnership is a party, the Limited Partnership was permitted to undertake the operations that Terminals was permitted to undertake under the terms of the principal contract and its appendices.

		Following is a list of these areas:

		The North Terminal – Covers an area of approximately 10 dunams. Under the terms of the agreement, this area may be used until 2022.

		The South Terminal – Covers an area of approximately 30 dunams. This area is used by the Limited Partnership for the purposes of its operations. Under the terms of the agreement, this area may be used until 2014.

		The Israel Ports Co. is entitled, at any time, and upon the granting of advance notice thereof of 36 months, to require Terminals to vacate the South Terminal and to transfer its operations there to an alternative site. The Israel Ports Co. has undertaken to assist Terminals with the procedures for obtaining any permit or approval required for the purposes of establishing the terminal at the alternative site. The cost of transferring the terminal to the alternative site will be borne by the Limited Partnership and by Terminals, provided that Terminals and the Israel Ports Co. reach agreement with respect to the terms and the period of the leasing agreement regarding the alternative site. Should such agreement is not reached, then the Israel Ports Co. will be entitled to transfer the terminal to an alternative site at its own expense.

		Terminals is entitled, upon the granting of notice of at least thirty-six months, to advise the Israel Ports Co. of its desire to terminate the contract.

		At the end of the contractual period, Terminals shall require the Israel Ports Co. to purchase its storage tanks and installations that are not permanently fixed to the ground at a price to be determined by an appraiser acceptable by both parties. The installations that are permanently fixed to the ground shall be transferred at the end of the contractual period into the ownership of the Israel Ports Co. for no consideration (relatively few of the installations of Terminals are permanently fixed to the ground).

46

 GADOT CHEMICAL TANKERS AND TERMINALS LTD.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)

NOTE 10 - PROPERTY, PLANT AND EQUIPMENT (continued):

2)	The Milomor site - Covers an area of approximately 1.1 dunams. The agreement was in effect until February 2011. The Group continues to use this area, based on understanding with the site owner. Lease terms remain similar to the terms as reflected in the lease agreement.

3)	In consideration for the rights granted to Terminals in relation to the areas referred to in sub-paragraphs (1) and (2) above, Terminals and the Limited Partnership pay participation fees to the Israel Ports Co., which are computed on the basis of the quantities handled at the terminals, the particular rates applicable to each class of materials handled, and the rates applicable to each storage zone. For the purpose of ensuring compliance with its obligations and those of the Limited Partnership to the Israel Ports Co., Terminals has provided the Israel Ports Co. with bank guarantees linked to the Israel Consumer Price Index in the amount of NIS 7,145 thousands.

4)	The infrastructure participation fees and the license fees paid to the Israel Ports Co. with respect to the above two sites in 2011 and 2010 totaled NIS 10,710 thousands and NIS 10,424 thousands, respectively.

e.	Vessels:

1)	In June 2009, a subsidiary (Chemship B.V) purchased the ‘Chemical Marketer’, a tanker built in 2004 with a capacity of approximately 14,298 metric tons for a consideration of NIS 87,886 thousands. The acquisition was financed as follows:

a.	Approximately 85% of the purchase price was financed by a bank loan;
b.	The reminder of the purchase price was financed through the Company’s own internal resources.

2)	In September 2007 and February 2008, Gadot Yam Chemical shipping Ltd. and Chemship B.V, entered into an agreement to build four vessels, with a capacity of approximately 16,600 metric tons each, for a consideration of $112 million. The acquisition was financed as follows:

a.	94% by a bank loan.
b.	The reminder of the purchase price through the Company’s own internal resources.

Gadot Yam Chemical Shipping Ltd. and Chemship B.V registered charges on all vessels owned by the Company as well as on vessels under construction; the charges were registered in favor of banks. As for impairment in respect of vessels under construction, see Note 11.

47

 GADOT CHEMICAL TANKERS AND TERMINALS LTD.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)

NOTE 11 - INTANGIBLE ASSETS:

a. The composition of intangible assets and the related accumulated amortization, arranged by principal groups, and the changes therein in 2011, were as follows:

	C o s t						Accumulated amortization/ impairment losses				Amortized cost
	Balance as of beginning of year	Additions during the year	Business combinations	Currency translation differences	Balance as of end of year	Balance as of beginning of year	Amortization charged in year	Currency translation differences	Impairment losses recognized in income statement	Balance as of end of year	Balance as of December 31, 2011	Balance as of December 31, 2010
	NIS in thousands						NIS in thousands

Non-competition covenants	3,470			36	3,506	3,470		36		3,506
Customer relations	10,908			473	11,381	2,520	1,127	84		3,731	7,650	8,388
Trademark sublicensing rights			474	(9)	465		47			47	418
Distribution rights			1,120	(23)	1,097		111			111	986
Goodwill	162,349		2,901	1,298	166,548	34,295		485	5,231	40,011	126,537	128,054
Licenses	18,290				18,290	1,174	2,336			3,510	14,780	17,116
Computer software	14,100	201		215	14,516	7,052	1,709			8,761	5,755	7,048
	209,117	201	4,495	1,990	215,803	48,511	5,330	605	5,231	59,677	156,126	160,606

b. The composition of intangible assets and the related accumulated amortization, arranged by principal groups, and the changes therein in 2010, were as follows:

	C o s t					Accumulated amortization / impairment losses				Amortized cost
	Balance as of beginning of year	Additions during the year	Business combinations	Currency translation differences	Balance as of end of year	Balance as of beginning of year	Amortization charged in year	Currency translation differences	Balance as of end of year	Balance as of December 31, 2010	Balance as of December 31, 2009
	NIS in thousands							NIS in thousands

Non-competition covenants	3,500			(30)	3,470	3,390	80		3,470		110
Customer relations	9,522	2,463		(1,077)	10,908	1,598	922		2,520	8,388	7,924
Goodwill	81,894	201	84,070	*(3,816)	162,349	36,125		*(1,830)	34,295	128,054	45,769
Licenses			18,290		18,290		1,174		1,174	17,116
Computer software	14,475	489		(864)	14,100	5,115	1,937		7,052	7,048	9,360
	109,391	3,153	102,360	(5,787)	209,117	46,228	4,113	(1,830)	48,511	160,606	63,163

* Reclassified.

48

 GADOT CHEMICAL TANKERS AND TERMINALS LTD.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)

NOTE 11 - INTANGIBLE ASSETS (continued):

c. Goodwill

Goodwill is monitored by the management at the operating segment level. An operating segment-level summary of the goodwill allocation is presented below:

December 31, 2011
		Marine
Commercial	Operating	transportation	Agro	Solar
segment	segment	segment	segment	segment	Total

30,370	8,253	1,847	85,859	208	126,537

December 31, 2010
		Marine
Commercial	Operating	transportation	Agro	Solar
segment	segment	segment	segment	segment	Total
*32,748	*10,227	1,847	83,024	208	128,054

* Reclassified

d. Impairment test

The recoverable amount of all CGUs has been determined based on value-in-use calculations. These calculations use pre-tax cash flow projections based on financial budgets approved by management covering a five-year period. Cash flows beyond the five-year period are extrapolated using the estimated growth rates stated below. The growth rate does not exceed the long-term average growth rate for the business in which the CGU operates.

In 2011, the Group had a NIS 4,542 million impairment loss in respect of a cash generating unit in the Commercial segment, a NIS 0.7 million impairment loss in respect of a cash generating unit in the Operating segment and a NIS 17,272 million impairment loss in respect of a cash generating unit in the Marine transportation segment. As a result, the carrying amount of these cash generating units was reduced to its recoverable amount.

49

 GADOT CHEMICAL TANKERS AND TERMINALS LTD.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)

NOTE 11 - INTANGIBLE ASSETS (continued):

The key assumptions used for value-in-use calculations in 2011 are as follows:

	Commercial segment		Operating segment		Marine transportation segment
	Israel	Europe	Israel	Europe	Europe

Gross profit ratio	13.6%-39.2%	2.3%	3.7%	9.5%-31.8%	11.8%
Growth rate	1%	1%	1%	1%	2%
Pre-tax discount rate	11%	11%	11%	11%	12%

Group management determined budgeted gross margin based on past performance and its expectations of market development. The weighted average growth rates used are consistent with the forecasts included in industry reports. The discount rates used are pre-tax and reflect specific risks relating to the relevant operating segments.

e.	Amortization expenses relating to other assets were allocated to General and administrative expenses in the income statement.

NOTE 12 - INVESTMENTS AND LONG-TERM RECEIVABLES:

	December 31
	2011	2010
	NIS in thousands

Receivable in respect of long-term lease agreement	4,118	—
Investment in ILB Interfreight Logistics Benelux BV, an investee company (*)	—	322
Deposits in favor of lease agreements (**)	542	819
	4,660	1,141

(*)	During 2011 the Company sold its investment in this investee company.

(**)	The fair value of the said receivables approximates their carrying amounts since the interest approximates market interest.

The long-term receivables are mainly denominated in Euro, and are expected to mature between 3 – 5 years from the balance sheet date. The long-term receivables are presented at amortized cost.

50

 GADOT CHEMICAL TANKERS AND TERMINALS LTD.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)

NOTE 13 - BORROWINGS, LOANS AND DEBENTURES:

a. Composition:

1)	Borrowings, loans and other liabilities:

	December 31
	2011	2010
	NIS in thousands

Current liabilities:
Bank overdrafts	170,396	82,533
Bank loans	214,656	285,582
Current maturities of debentures and other long-term loans	111,428	*58,150
Total current liabilities	496,480	426,265
Long-term liabilities:
Credit from banks	484,935	*499,633
Credit from others	3,418	212
Debentures	—	8,606
Total long-term liabilities	488,353	508,451
Total borrowings, loans and other liabilities	984,833	934,716

* Reclassified

2)	Debentures

On September 13, 2005, the Company made a private offering of NIS 52,600,000 par value of debentures (Series B) (“Debentures”) to institutional investors. The Debentures were rated A- by Maalot (an Israeli rating agency).

The terms of the Debentures are as follows:

1)	The Debentures are repayable in five equal installments on September 15 of each of the years 2008-2012.

2)	The unpaid balance of the principal of Debentures would bear an annual interest of 5.3% (hereinafter - the interest).

3)	The interest in payable semi-annually, on March 15 and September 15, commencing March 15, 2006 through September 15, 2012.

4)	The principal of the Debentures and the interest payable thereon would be linked to the Israeli CPI.

5)	Early repayment of the Debenture would take place in case of default in repayment or in the event the Company is unable to meet its obligations. Also, early repayment will take place if the rating by Maalot decreases by more than three ranks for more than 3 months.

In August 2009, the Company issued a proposal for early repayment of the Debentures. Through the end of August 2009 the Company received replies accepting the early repayment proposal for 12,107,704 par value of Debentures. On September 13, 2009, the Company repaid the said Debentures. The terms of the remainder of the Debentures remain the same.

51

 GADOT CHEMICAL TANKERS AND TERMINALS LTD.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)

NOTE 13 - BORROWINGS, LOANS AND DEBENTURES (continued):

b. Classification and details of liabilities in accordance with interest rates and linkage basis:

1)	Classified by currency of repayment, linkage terms and interest rates, the amount of liabilities (before deduction of current maturities) is as follows:

	Weighted	December 31
	interest	2011	2010
	rates 2011	NIS in thousands
Foreign currency:
US Dollar**	2.14%	273,750	263,220
Euro***	3.82%	116,108	*71,372
Other	6.59%	743	—
NIS:
Linked to the CPI	5.03%	13,945	28,594
Unlinked	6.56%	195,235	203,415
	3.98%	599,781	566,601

*	Reclassified

**	For the majority of these loans, the interest is determined on the basis of LIBOR plus a margin of 1.25% (the three-month LIBOR at December 31, 2011 is 0.580%).

***	For the majority of these loans, the interest is determined on the basis of Euribor with the addition of a 2.25% margin (the three-month Euribor rate at December 31, 2011 is 1.356%).

2)	Classified by currency of repayment, linkage terms and interest rates, the amount of the short-term credit and bank overdrafts (without including current maturities of long-term loans) is as follows:

	Weighted	December 31
	interest	2011	2010
	rates 2011	NIS in thousands

Bank borrowings:
In US Dollars or linked thereto	3.05%	184,738	65,556
In Euro or linked thereto	3.72%	69,178	117,190
In NIS - unlinked	4.92%	131,136	185,369
	3.80%	385,052	368,115

3)	As to the amounts of credit received by the Group and which are exposed to changes in the interest rate and the dates of changes of interest rates under the credit terms, see note 4a1 regarding credit risks.

52

 GADOT CHEMICAL TANKERS AND TERMINALS LTD.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)

NOTE 13 - BORROWINGS, LOANS AND DEBENTURES (continued):

c. The carrying amount and fair value of the liabilities are as follows:

The fair value of the current liabilities and the long-term liabilities approximates their carrying amounts since the interest on the loans approximates the market interest rates.

d.	Some of the Group credit contracts are subject to covenant clauses, whereby the Company is required to meet certain key performance indicators. A Subsidiary did not fulfill the equity/balance sheet ratio as required in the contract for a credit line of Euro 5,000 thousands (NIS 24,690 thousands), of which the Subsidiary has currently drawn an amount of Euro 4,976 thousands (NIS 24,572 thousands). A Subsidiary did not fulfill the minimum tangible net worth required in the contract for a credit line of Euro 15,000 (NIS 74,072 thousands), of which the Subsidiary has currently drawn an amount of Euro 8,598 thousands (NIS 42,458 thousands). A Subsidiary did not fulfill the working capital/financial debt ratio as required in the contract for a credit line of NIS 25,000 thousands, of which the Subsidiary has currently drawn an amount of Euro 8,598 thousands (NIS 42,458 thousands).

Due to this breach of the covenant clauses, the banks are contractually entitled to request early repayment of the outstanding amounts. The outstanding balances are classified as current liabilities. The banks has not requested early repayment of the loans as of the date when these financial statements were approved by the board of directors.

Cash flow forecasting is performed in the operating entities of the Group and aggregated by Group finance department. Group finance department monitors rolling forecasts of the Group’s liquidity requirements to ensure it has sufficient cash to meet operational needs while maintaining sufficient headroom on its undrawn committed borrowing facilities at all times.

NOTE 14 - ACCOUNTS PAYABLE AND ACCRUALS:

		December 31
		2011	2010
		NIS in thousands

1)	Trade payables:
	Open accounts	230,920	197,720
	Checks payable	2,641	2,989
		233,561	200,709

53

 GADOT CHEMICAL TANKERS AND TERMINALS LTD.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)

NOTE 14 - ACCOUNTS PAYABLE AND ACCRUALS (continued):

		December 31
		2011	2010
		NIS in thousands

2)	Other:
	Provision for vacation	14,181	13,266
	Payroll and related expenses	19,613	14,957
	Institutions	4,167	5,868
	Accrued expenses	25,503	24,977
	Vessels’ owners	14,981	13,397
	Excess of advances over costs in respect of voyages that have not yet ended	5,483	3,889
	Controlling shareholders	6,551	1,154
	Other	13,816	8,543
		104,295	86,051

The fair value of trade payables and other payables that are financial liabilities approximates their carrying amounts.

3)	The carrying amounts of the trade payables and other payables are denominated in the following currencies:

	December 31
	2011	2010
	NIS in thousands

NIS	120,008	127,395
US Dollars	89,905	26,125
Euro	127,943	133,240
	337,856	286,760

54

 GADOT CHEMICAL TANKERS AND TERMINALS LTD.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)

NOTE 15 - EMPLOYEE BENEFITS:

a.	Defined contribution plan

According to section 14 of the Israeli Severance Pay Law the Group’s liability for some of the employee rights upon retirement is covered by regular contributions to various pension schemes. The schemes are generally funded through payments to insurance companies or trustee-administered funds. These plans are defined contribution plans, since the Group pays fixed contributions into a separate and independent entity. The Group has no legal or constructive obligations to pay further contribution if the fund does not hold sufficient assets to pay all employees the benefit relating to employee service in the current or prior periods. The amounts funded as above are not reflected in the statement of financial position.

Obligations for contributions to defined contribution pension plans are recognized as an expense in statement of income when they are due.

b.	Defined benefit plan

Labor laws and agreements, and the practice of the Group, require paying retirement benefits to employees dismissed or retiring in certain other circumstances (except for those described in 1 above), measured by multiplying the years of employment by the last monthly salary of the employee (i.e. one monthly salary for each year of tenure), the obligation of the Group to pay retirement benefits is treated as a defined benefit plan.

The defined benefit obligation is recognized in the statement of financial position at the present value of the defined benefit obligation at end of the reporting period less the fair values of plan assets.

Actuarial gains and losses resulting from changes in actuarial valuation and differences between past assumptions and actual results are charged or credited to income statement in the period in which they arise. Interest costs in respect of the defined benefit plan obligation and the expected returns on the plan assets are charged or credited to finance costs.

55

 GADOT CHEMICAL TANKERS AND TERMINALS LTD.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)

NOTE 15 - EMPLOYEE BENEFITS (continued):

c. The amounts presented on the balance sheet were determined as follows:

	December 31
	2011	2010
	NIS in thousands

Present value of liabilities in respect of which contributions were made	55,631	50,467
Fair value of plan assets	(46,498)	(42,741)
Present value of liabilities in respect of which contributions were not made	—	441
	9,133	8,167
Liability for sick pay	2,472	2,164
Balance of liability on the balance sheet within the framework of defined benefit plan	11,605	10,331
Balance of liability on the balance sheet not in the framework of defined benefit plan	4,459	5,449
	16,064	15,780

d. Employee retirement benefit obligations within the framework of defined benefit plan

The change in the defined benefit plan liability for employee retirement benefit obligation during the reported years is as follows:

	Year ended
	December 31
	2011	2010
	NIS in thousands

BALANCE AT BEGINNING OF YEAR	53,072	31,409
Reclassification of benefit plan liabilities and assets at the beginning of year	—	7,591
Cost of current service	6,255	6,989
Interest expenses	2,728	2,235
Actuarial losses (gains)	(1,749)	4,215
Currency translation differences	580	(1,875)
Benefits paid	(2,783)	(6,706)
Amounts classified to current and non-current liabilities	—	2,905
Liabilities assumed under business combination	—	6,309
BALANCE AT END OF YEAR	58,103	53,072

56

GADOT CHEMICAL TANKERS AND TERMINALS LTD.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)

NOTE 15 - EMPLOYEE BENEFITS (continued):

The change in the fair value of plan assets during the reported periods is as follows:

	Year ended
	December 31
	2011	2010
	NIS in thousands

BALANCE AT BEGINNING OF YEAR	42,741	21,179
Reclassification of benefit plan liabilities and assets at the beginning of year	—	7,591
Expected return on plan assets	1,935	1,614
Actuarial gains (losses)	(1,728)	3,029
Currency translation differences	64	(1,217)
Deposits of employer	5,143	6,434
Benefits paid	(1,657)	(3,876)
Benefits designated as compensation	—	(37)
Amounts classified as current and non-current liabilities	—	1,773
Assets assumed under business combination	—	6,251
BALANCE AT END OF YEAR	46,498	42,741

The amounts charged to the income statement in the reported periods are as follows:

	Year ended
	December 31
	2011	2010
	NIS in thousands

Cost of current service	6,255	6,989
Interest expenses	2,728	2,235
Expected return on plan assets	(1,935)	(1,614)
Benefits designated as compensation	—	37
Actuarial losses (gains) (net) recognized in year	(21)	1,186
TOTAL PRESENTED UNDER PAYROLL EXPENSES	7,027	8,833

57

 GADOT CHEMICAL TANKERS AND TERMINALS LTD.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)

NOTE 15 - EMPLOYEE BENEFITS (continued):

Actual return on plan assets amounted to NIS (1,040) thousands and NIS 537 thousands as of December 31, 2011 and 2010, respectively.

The main actuarial assumptions in relation to the defined benefit plans were as follows:

December 31
	2011	2010
%

Discount rate	3.89-4.88	4.29-5.21
Rate of increase of Israel CPI	2.17-2.52	2.72-2.89
Expected return on plan assets	4.29-5.21	4.27-5.36
Expected rate of retirement	0-50	0-50
Future increases of payroll costs	2.00-5.24	4.26-5.97

The projected return on plan assets is based on the available projected returns for the assets underlying the present investment policy.

Assumptions relating to future mortality rates are based on published statistics and general experience in Israel.

Projected post-retirement contributions to benefit plans for the year ended December 31, 2012 amounts to NIS 2,831 thousands.

NOTE 16 - COMMITMENTS AND CONTINGENT LIABILITIES:

a. Commitments:

1)	Gadot Yam Chemical Shipping Ltd. and its subsidiary Chemship B.V., are committed for payments under agreements for the lease of seven vessels as follows:

NIS
in thousands

2012	90,732
2013	71,763
2014	35,736
2015	4,229

The aggregate lease fees for the leased vessels during 2011 amounted to NIS 84.2 million.

2)	As to the acquisition of vessels, see note 10e.

58

 GADOT CHEMICAL TANKERS AND TERMINALS LTD.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)

NOTE 16 - COMMITMENTS AND CONTINGENT LIABILITIES (continued):

3)	The Company and certain of its subsidiaries are engaged in lease agreements in respect of premises, warehouses and terminals in use by the Group. The lease agreements will expire on various dates between 2012 and 2022. As to the licensing agreement with the Ports Authority for using the land, see also note 10d.

Minimum lease commitments of the Group under the above leases, at rates in effect on December 31, 2011, are as follows:

NIS
in thousands

2012	48,491
2013	43,391
2014	37,331
2015	37,194
2016	36,416
2017 and thereafter	190,111
392,934

Rental expenses totaled NIS 52,190 thousands in the year ended December 31, 2011.

4)	The Company and certain of its subsidiaries are parties to several operating lease agreements for periods of 1-6 years in respect of vehicles and forklifts they use. The contractual annual lease payments, as computed based on the lease payments in effect on December 31, 2011, are approximately NIS 8,672 thousands.

5)	Bonuses

Some of the Group’s companies have agreements with senior employees that are not related parties in the Company, who are entitled to additional compensation on top of their monthly salary. This compensation is based on the income of the companies which employ them or hire their services. The amounts of compensation are computed as a percentage of operating income or pre-tax income, as applicable.

6)	As to the agreements with senior employees who are interested parties in the Company, see note 26.

7)	Management fees agreement with the parent company

In 2008, the Company and its parent company (Merhav-Ampal Group Ltd.) entered into an agreement for rendering of management and consulting services. This agreement is to be renewed automatically for additional one year, at the end of each year, unless one of the parties notifies otherwise (see also note 26).

59

 GADOT CHEMICAL TANKERS AND TERMINALS LTD.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)

NOTE 16 - COMMITMENTS AND CONTINGENT LIABILITIES (continued):

b. Contingent liabilities:

1)	Based upon the nature of their operations, Terminals and the Limited Partnership are exposed to claims of ground contamination near the terminals operated by Terminals and the Limited Partnership. In the past, such claims have been raised by the properties landlords. In such cases, Terminals and the Limited Partnership engaged environmental consultants, in order to evaluate the claim and its exposure, if any.

In the opinion of the Company’s management, it is more likely than not that such claims would be rejected. Accordingly, no provision was included in the financial statements.

2)	A number of legal actions have been brought against the Company, Terminals and the Limited Partnership in respect to the pollution of the Kishon River, where the companies are party to such actions. It should be indicated that the involvement of the companies in these legal proceedings is the result of a third party notice. The matters covered by these actions are summarized below:

Claims filed for compensation, in unlimited amounts, in respect of bodily injury allegedly caused to the plaintiffs as a result of the pollution of the Kishon River.

The companies deny any liability and have submitted a statement of defense in respect of all third-party notice sent to them.

In light of all the above, Company’s management is of the opinion, based on its legal advice, that it is more likely than not that the claim will be fully rejected. Accordingly, no provision was made in the financial statements in respect of this claim.

3)	A legal claim was filed against Terminals as well as a criminal action filed against two of its former managers for sale of toxic material without having a permit to do so. The claim is still in its early stages and a well established assessment of the risk cannot be made; thus, it is impossible to predict with any degree of certainty the outcome of the claim. The Company’s management is of the opinion that it is more likely than not that the claim will be rejected, therefore no provision is required in the financial statements in respect of the above exposure.

4)	A legal claim was filed against Merhav Agro Ltd., a subsidiary company, as a result of a third party notice, for a compensation, in unlimited amounts, in respect of bodily injury allegedly caused to the plaintiffs as a result of an exposure to certain agriculture chemicals. Due to the early stage of this claim, an assessment of the risk cannot be made at this stage. In light of all the above, Company’s management is of the opinion that it is more likely than not that the claim will be fully rejected. Accordingly, no provision was made in the financial statements in respect of this claim.

60

GADOT CHEMICAL TANKERS AND TERMINALS LTD.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)

NOTE 16 - COMMITMENTS AND CONTINGENT LIABILITIES (continued):

5)	In July, 2006, a fire broke out in the chemical terminal of Chyma – a Greek subsidiary. Due to the fire, the operation licenses were taken from the subsidiary. In the period since the fire, Chyma continued its commercial operations at a reduced scope, and as of December 31, 2009 ceased its operations. In June 2008, part of the chemical terminal was sold, Chyma remains the owner of a land of 8.8 dunams.

6)	Following the fire in the chemicals terminal, the attorney general filed a lawsuit against the employees of Chyma and a third party, for alleged negligence and contamination of the environment. At this stage it is not possible to estimate the results of the lawsuit.

7)	The Greek Tax Authorities filed an administrative demand against Chyma’s management for payment of customs and fines aggregating approximately 1.5 million Euro claiming that the material burnt in one of the containers has been entered to Greece unlawfully and it was unlawfully used. Should the court in Greece rule that the payment demand is justified, the demand might be directed to Chyma. In the opinion of the Company’s management and based on the opinion of its legal advisors, the said demand is unjustified and, therefore, the Company did not make a provision for this exposure.

8)	A payment demand was sent to some of the Group companies by a municipal authority. The Group negotiates the payment demand with the said authority. A provision of NIS 3,312 thousands was recorded for the said exposure in other payables on the balance sheet, based on the opinion of the Company’s management and its legal advisors.

61

 GADOT CHEMICAL TANKERS AND TERMINALS LTD.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)

NOTE 17 - SHAREHOLDERS’ EQUITY:

a.	Share capital

Composition:

	Number of shares
	December 31, 2011 and 2010
	Authorized	Issued and paid-up

Ordinary shares	70,000,000	67,739,345

	Amount in New Israel Shekels
	December 31, 2011 and 2010
	Authorized	Issued and paid-up

Ordinary shares	7,000,000	6,773,934

The Company’s ordinary shares confer upon their holders voting rights in shareholders meetings, the right to receive dividends, if declared, and any amounts payable upon liquidation.

b.	Capital reserves:

	Transactions		transactions
	with	Investments	With non
	controlling	available	controlling	Translation
	shareholder	for sale	interest	differences	Total
	NIS in thousands

BALANCE AS OF JANUARY 1, 2010	6,512	474		(7,535)	(549)
Reclassification adjustment in respect of available-for- sale financial assets, net of taxes		(474)			(474)
Exercise of options to purchase share in a subsidiary company			(1,819)		(1,819)
Differences from translation of financial statements of investee companies				4,808	4,808

BALANCE AS OFDECEMBER 31, 2010	6,512	—	(1,819)	(2,727)	1,966
Revaluation of available-for-sale financial assets, net of taxes		(366)			(366)
Exercise of options to purchase share in a subsidiary company			(2,125)		(2,125)
Put option to non-controlling interest			(1,516)		(1,516)
Differences from translation of financial statements of investee companies				365	365
BALANCE AS OFDECEMBER 31, 2011	6,512	(366)	(5,460)	(2,362)	(1,676)

62

 GADOT CHEMICAL TANKERS AND TERMINALS LTD.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)

NOTE 18 - REVENUES:

	Year ended December 31
	2011	2010
	NIS in thousands

Sales, net	1,250,171	1,192,719
Maritime transportation services	250,734	256,869
Operational services	450,159	382,695
Commissions	20,109	20,285
Management fees from companies in proportionate consolidation	1,540	1,349
Others	—	196
	1,972,713	1,854,113

NOTE 19 - COST OF REVENUES:

	Year ended December 31
	2011	2010
	NIS in thousands
Cost of sales and services:
Cost of products	1,192,747	1,146,356
Payroll and related expenses	137,397	112,201
Depreciation	24,724	18,260
Lease fees and infrastructure expenses	11,439	10,965
Lease of warehouses	42,658	44,436
Tugboats, cars and other equipment expenses	20,636	18,129
Insurance and licenses	4,145	2,754
Subcontractors	2,552	2,477
Operational service costs and others	67,359	58,204
	1,503,657	1,413,782

Cost of maritime transportation services:
Lease of vessels	84,293	91,307
Expenses at ports	36,093	37,856
Fuel	89,370	77,295
Maintenance and vessel repair	1,740	3,077
Payroll and related expenses	12,092	9,353
Insurance	2,277	666
Depreciation	9,252	9,619
Others	10,415	19,124
	245,532	248,297
	1,749,189	1,662,079

63

 GADOT CHEMICAL TANKERS AND TERMINALS LTD.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)

NOTE 20 - SELLING AND MARKETING EXPENSES:

	Year ended December 31
	2011	2010
	NIS in thousands

Payroll and related expenses	24,267	13,499
Depreciation	90	480
Professional consulting fees	3,534	1,415
Credit insurance costs	963	914
Transportation expenses	4,362	1,549
Others	4,973	5,119
	38,189	22,976

NOTE 21 - GENERAL AND ADMINISTRATIVE EXPENSES:

	Year ended December 31
	2011	2010
	NIS in thousands

Payroll and related expenses	60,077	60,634
Office maintenance	13,148	14,083
Professional consulting	20,282	18,981
Management fees	13,141	10,864
Depreciation and amortization	8,530	6,059
Bad debts and doubtful accounts	547	955
Others	23,706	16,898
	139,431	128,474

NOTE 22 - FINANCIAL EXPENSES (INCOME):

a.	Financial expenses:

	Year ended December 31
	2011	2010
	NIS in thousands

Short-term bank borrowings	(17,000)	(19,029)
Exchange rate differences, net	—	(20,874)
Long-term loans	(24,531)	(11,532)
Debentures	(1,240)	(1,685)
Loss in respect of derivatives	(1,535)	(603)
Others	(1,349)	(232)
	(45,655)	(53,955)

64

 GADOT CHEMICAL TANKERS AND TERMINALS LTD.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)

NOTE 22 - FINANCIAL EXPENSES (INCOME) (continued):

b.	Financial income:

	Year ended December 31
	2011	2010
	NIS in thousands

Exchange rate differences - net	7,955	—
Gain from sale of available-for-sale financial assets	—	2,573
Others	—	1,043
	7,955	3,616

NOTE 23 - TAXES ON INCOME:

a.	Corporate taxation:

	1)	Under this law, results for tax purposes through tax-year 2007 were measured in real terms, having regard to the changes in the Israeli CPI. Commencing the tax-year 2008 and thereafter the Company and its subsidiaries are measured for tax purposes in nominal values, except for certain transition provisions: certain losses carryforwards for tax purposes, and certain tax deductible depreciation expenses shall be adjusted to the changes in the CPI until the end of 2007.

	2)	Tax rates

The income of the Company and its Israeli subsidiaries is taxed at the regular rate. The provisions of the Law for the Amendment the Income Tax Ordinance, 2005, which was passed into law in August 2005, prescribe a progressive reduction of tax rate, resulting in the following rates for 2008 and thereafter: 2008 – 27%, 2009 – 26% and for 2010 and thereafter – 25%.

On July 23, 2009 the Economic Rationalization Law (Legislation Amendments for the Implementation of the Economic Plan for the years 2009 and 2010), 2009 (hereinafter –Amendment 2009), was passed in the Knesset; this law determined, inter alia a further gradual reduction of the corporate tax rate as from 2011, as follows: 2011 – 24%, 2012 –23%, 2013 – 22%, 2014 – 21%, 2015 – 20%, 2016 and thereafter – 18%.

As a result of amendment 2009, the taxes on income expenses decreased by NIS 2,580 thousands (based on the deferred tax balances as of June 30, 2009); this decrease was charged to income statement in 2009.

On December 6, 2011, the “Tax Burden Distribution Law” Legislation Amendments (2011) was published in the official gazette. Under this law, the previously approved gradual decrease in corporate tax is discontinued. Corporate tax rate will increase to a fix rate of 25% as from 2012 and thereafter.

Capital gains are taxable at a reduced rate of 25% on gains generated after January 1, 2003 (on marketable securities purchased after January 1, 2006) and regular corporate tax rate on income derived though that date.

65

 GADOT CHEMICAL TANKERS AND TERMINALS LTD.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)

NOTE 23 - TAXES ON INCOME (continued):

3)	Companies incorporated outside of Israel

Subsidiaries that are incorporated outside of Israel are assessed for tax under the tax laws in their countries of residence, except for companies defined as “a controlled foreign corporation” under the Israel Income Tax Ordinance. The principal tax rates applicable to the major subsidiaries outside Israel are as follows:

Companies incorporated in the Netherlands – tax rate of 25% *.
Companies incorporated in Belgium - tax rate of 33.99%.
Companies incorporated in Germany- tax rate of 31%.

Companies incorporated in Greece –Commencing in 2010, the tax rate is expected to be reduced each year down to 20% tax rate in 2014.

*	A Dutch company involved in the marine shipping industry is entitled to a special tax regimen where the amount of tax payable is determined based on the capacity of the vessel, subject to complying with certain conditions.

Inter-company transactions between the Company and overseas subsidiaries are subject to the provision and reporting under Israel Income Tax Regulations (Assessing Market Conditions), 2006.

4)	Carryforward losses

Deferred tax assets on carryforward losses are recognized if it is expected that the relevant tax benefit will be utilized through the availability of future taxable income.

Carryforward losses amounted to NIS 221 million and NIS 169 million as of December 31, 2011 and 2010, respectively. The balance of carryforward losses for which no deferred taxes have been recognized amounted to NIS 85 million and NIS 59 million as of December 31, 2011 and 2010, respectively. The Company did not recognize deferred taxes in respect of these losses since they are not expected to be utilized in the foreseeable future. The utilization of NIS 26 million of the amounts of carryforward losses originating from foreign subsidiaries is limited in time, based on their local tax rules as follows:

NIS in
thousands

Losses to expire in 2013	8,934
Losses to expire in 2014	605
Losses to expire in 2015	1,066
Losses to expire in 2016	14
Losses to expire in 2017	3,864
Losses to expire in 2018	1,982
Losses to expire in 2019	4,177
Losses to expire in 2020 and later	5,300

Capital losses on securities (including losses on securities from previous years) that have not yet been utilized for tax purposes are carried forward to subsequent years, as well as other capital losses for tax purposes that are carried forward to subsequent years, amounted at December 31, 2011 to NIS 8,635 thousands. Such losses can be utilized against capital gains only (including, since 2006, gain from marketable securities).

The Company did not provide for deferred taxes in respect of the carryforward capital losses, since their utilization is not expected in the foreseeable future.

66

 GADOT CHEMICAL TANKERS AND TERMINALS LTD.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)

NOTE 23 - TAXES ON INCOME (continued):

b.	Deferred income tax:

	1)	Deferred taxes assets and liabilities are set off, when there is an enforceable legal right to set off current tax assets against current tax liabilities, and the deferred taxes relate to taxes on income imposed by the same authority. The offset amounts are as follows:

	December 31
	2011	2010
	NIS in thousands

Deferred tax assets:
Deferred tax assets expected to be recovered after more than 12 months after the balance sheet date	21,282	22,514
Deferred tax assets expected to be recovered within 12 months after the balance sheet date	8,827	1,653
	30,109	24,167
Deferred tax liabilities:
Deferred tax liabilities expected to be settled after more than 12 months after the balance sheet date	(26,615)	(28,915)
Deferred tax liabilities expected to be settled within 12 months after the balance sheet date	(146)	(2,145)
	(26,761)	(31,060)
Deferred taxes assets (liabilities), net	3,348	(6,893)

2)	The composition of deferred taxes as of the balance sheet dates and the change in these years are as follows:

		In respect of benefits to
		employees
		Employee		In
		retirement		respect
	Depreciable	benefit	Vacation	of
	property,	obligation	and	carry-		Other
	plant and	and sick	recreation	forward	Depreciable	temporary
	equipment	leave	pay	losses	intangibles	differences	Total
	NIS in thousands

Balance at January 1, 2010	(11,623)	2,499	1,188	22,602	(1,981)	(234)	12,451
Differences from translation of foreign currency financial statements of subsidiaries	767	(84)	(22)	(2,364)	238	62	(1,403)
Other changes		(626)				(40)	(666)
Increase due to acquisition of a company consolidated for the first time	(22,530)	11	341	6,921	(1,491)	(2,795)	(19,543)
Amounts carried to income	(2,323)	(943)	24	5,292	254	(36)	2,268
Balance at December 31, 2010	(35,709)	857	1,531	32,451	(2,980)	(3,043)	(6,893)
Differences from translation of foreign currency financial statements of subsidiaries	(918)	23	16	1,333	(55)	(188)	211
Other changes						(149)	(149)
Increase due to acquisition of a company consolidated for the first time	(1,095)	35	(11)		(351)	22	(1,400)
Amounts carried to income	9,759	247	(56)	(1,296)	845	2,080	11,579
Balance at December 31, 2011	(27,963)	1,162	1,480	32,488	(2,541)	(1,278)	3,348

3)	Deferred taxes are computed using an average tax rate of 25%.

67

 GADOT CHEMICAL TANKERS AND TERMINALS LTD.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)

NOTE 23 - TAXES ON INCOME (continued):

c.		Income tax included in the income statement for the reported period

	1)	As follows:

	Year ended
	December 31
	2011	2010
	NIS in thousands

For the reported year:
Current	5,302	7,151
Deferred	(11,579)	(2,268)
	(6,277)	4,883
For previous years – current	(1,432)	(1,285)
	(7,709)	3,598

Current taxes in 2011 were computed based on a 24% corporate tax rate for the Company and its subsidiaries in Israel (2010 - 25%). Companies outside of Israel computed their taxes based on the tax rate applicable in their respective jurisdictions.

2)	Following is a reconciliation of the theoretical tax expense, assuming all income is taxed at the regular tax rates applicable to companies in Israel (see a) 2 above), and the actual tax expense:

	2011		2010
		NIS in		NIS in
	%	thousand	%	thousand

Income (loss) before taxes on income, as reported in the income statements	100	(14,051)	100	(9,711)
Theoretical tax expense	24	(3,372)	25	(2,428)
(Increase) decrease in taxes resulting from different tax rates applicable to foreign subsidiaries	(31)	4,356	6	(626)
Increase (decrease) in taxes from deferred taxes that are computed using different tax rate than theoretical rate	7	(1,042)	(11)	1,106
Increase in taxes resulting from permanent differences - tax effect:
Other non-deductible expenses	(21)	2,975	(11)	1,099
Difference between the basis of measurement of income reported for tax purposes and the basis of measurement of income for financial reporting purposes - net*	14	(1,962)	(18)	1,765
Carryforward losses provided in the reported year for which no deferred taxes have been recognized	(40)	5,574	(63)	5,991
Decrease in taxes resulting from utilization in the reported year of carryforward tax losses for which deferred taxes were not created in previous years	3	(396)	2	(223)
Decrease in deferred tax asset that its utilization is no longer probable	67	(9,420)
Taxes for previous years	10	(1,432)	13	(1,285)
Others	22	(2,990)	19	(1,801)
Income tax	55	(7,709)	(38)	3,598

*	This difference mainly results from the difference between the results for tax purposes of several Group companies calculated in US Dollars based on the changes in the exchange rate of the US Dollar or calculated based on adjusted-for-inflation data and the nominal amounts of the results of those companies as presented in these financial statements, commencing January 1, 2004.

68

 GADOT CHEMICAL TANKERS AND TERMINALS LTD.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)

NOTE 23 - TAXES ON INCOME (continued):

d.	Tax assessments

The Company and most of its Israeli subsidiaries received final tax assessments though the year ended December 31, 2008. Most of the other subsidiaries and joint ventures received final tax assessments for the years ended December 31, 2006 – December 31, 2008..

e.	Value Added Tax

The Company is registered for Israeli VAT purposes as a Licensed Dealer.

f.	Effect of adopting IFRS in Israel on tax liability

As discussed in note 2a(2), the Company prepares its financial statements since January 1, 2008 under IFRS.

IFRS standards are different than accounting principles generally accepted in Israel, as such preparation of financial statements in accordance to IFRS may result in material differences from such financial statements prepared in accordance with accounting principles generally accepted in Israel.

In accordance with the law for the amendment of the Income Tax Ordinance (No. 174 –Temporary Order as to Tax Years 2007, 2008 and 2009), 2010 that was passed in the Knesset on January 25, 2010 and published in the official gazette on February, 4, 2010 (hereinafter – the amendment to the ordinance), and the Law for the Amendment of the Income Tax Ordinance (No. 188), 2012, which was passed into law on January 9, 2012 and published in Reshumot on January 12, 2012 (hereinafter together - the temporary provision), Israeli Accounting Standards No. 29, as issued by the Israeli Accounting Standards Board will not apply in determining taxable income for the 2007-2011 tax years, even if applied in preparing the financial statements for these tax years. Thus, IFRS is not applied in practice in calculating taxable income for these tax years.

On October 31, 2011 the Government of Israel published a law memorandum in connection with the amendment to the Income Tax Ordinance (hereafter – the law memorandum) resulting from application of IFRS in the financial statements. Generally, the law memorandum adopts IFRS commencing 2011. Also, the law memorandum suggests making several amendments to the Income Tax Ordinance, which will serve to clarify and determine the manner of computation of taxable income for tax purposes in cases where the manner of computation is not clear and IFRS do not comply with the principles of the tax method applied in Israel. At the same time, the law memorandum generally adopts IFRS. Due to the delayed publication of the law memorandum, company’s/group management expects that the Tax Authority will extend the term of the Temporary Order so that it will apply to the years 2010 and 2011 to the effect that the new law memorandum will only be applicable commencing 2012.

The amendment to the ordinance did not have a material effect on the tax expenses reported in these financial statements.

69

 GADOT CHEMICAL TANKERS AND TERMINALS LTD.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)

NOTE 24 - APPENDIX FOR CONSOLIDATED CASH FLOW STATEMENTS:

	Year ended
	December 31
	2011	2010
	NIS in thousands

(a) Cash from operating activities:
Loss before income tax	(14,051)	(9,711)
Adjustments in respect:
Depreciation and amortization	42,596	34,418
Impairment of assets	22,503	—
Liability for employee rights upon retirement – net	(249)	(826)
Capital gain on sale of PPE - net	(1,323)	(265)
Financial expenses in respect of capital note to a related party	(1,647)	—
Loss from an expiration of a right to purchase securities	16	—
Loss from realization of available-for-sale assets – net	—	(1,538)
Change in fair value of a liability for options	(181)	(1,110)
Financial expenses in respect of debentures	414	508
Financial (expenses) income from principal and other long-term liabilities of long-term loans - net	(7,325)	13,697
	54,804	44,884
Changes in operating asset and liability items:
Decrease (increase) in accounts receivable:
Trade	14,743	(16,074)
Other	4,655	(24,519)
Inventories	(9,281)	(3,425)
Increase (decrease) in accounts payable and accruals:
Trade	12,656	(1,764)
Other	35,744	50,468
	58,517	4,686
	99,270	39,859

(b) Acquisition of subsidiaries, net of cash acquired:
Assets and liabilities of the purchased subsidiaries at date of acquisition:
Working capital (excluding cash and cash equivalents and bank borrowings)	3,764	*(13,477)
Property, plant and equipment	(9,044)	*(173,252)
Other assets	—	(279)
Deferred taxes	1,400	19,543
Intangible assets	(1,594)	(18,290)
Goodwill	(2,901)	(84,070)
Liability for employee rights upon retirement – net	—	6,058
Long-term liabilities	9,073	25,295
Non-controlling interest	5,358	(207)
	6,056	(238,679)

Supplementary information on investing and financing activities not involving cash flows:
Capitalization of borrowing costs	9,156	5,083
Capital reserve from controlling shareholder	—	4,412

*	Reclassified

70

 GADOT CHEMICAL TANKERS AND TERMINALS LTD.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)

NOTE 25 - SEGEMENT INFORMATION:

a.	General:

Company’s management sets the operating segments based on the reports reviewed by the Board of Directors and used for making strategic resolutions. The Company operates in five principal operating segments: import and marketing of liquid chemicals and other materials (hereinafter - the Commercial division); storage, transportation and logistics services related to chemicals (hereinafter - the Operations division); marine transportation of bulk liquid chemicals (hereinafter - the Marine Transportation division); import and marketing of chemicals and other materials for the agriculture market (hereinafter - the Agro division) and import and marketing of solar systems (hereinafter – the Solar division). A senior vice president leads each of the operating segments.

The Company’s Board of Directors assesses the performance of the operating segments based on a measure of adjusted EBITDA. This measurement basis excludes the effects of non-recurring expenditure from the operating segments such as restructuring costs, legal expenses and goodwill impairments when the impairment is the result of an isolated, non-recurring event.

Interest income and expenditure are not allocated to segments, as this type of activity is driven by a central treasury function, which manages the financing of the Group.

71

 GADOT CHEMICAL TANKERS AND TERMINALS LTD.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)

NOTE 25 - SEGEMENT INFORMATION (continued):

b.	Business segment data

For the year ended December 31, 2011:

			Marine				Total
	Commercial	Operations	transportation	Agro	Solar	Eliminations	consolidated
	NIS in thousands

Adjusted EBITDA	39,289	28,566	27,164	17,751	(5,641)	12,186	119,315
Income statement data:
Revenues:
Unaffiliated customers	1,127,151	412,961	290,004	117,930	24,667		1,972,713
Intersegment	621	51,821	15,969			(68,411)
Total revenue	1,127,772	464,782	305,973	117,930	24,667	(68,411)	1,972,713
Income (loss) from segment operations	1,269	4,568	15,299	13,778	(8,512)	(2,753)	23,649

Financial income							7,955
Financial expenses							(45,655)
Financial expenses – net							(37,700)
Income tax expenses							7,709
Net loss for the year							(6,342)

Other data:
Segment assets	877,797	465,773	437,295	171,775	10,720	(456,300)	1,507,060
Unallocated corporate assets							67,407
Total consolidated assets							1,574,467

Segment liabilities	585,331	525,610	367,649	146,632	24,551	(297,261)	1,352,512
Unallocated corporate liabilities							25,697
Total liabilities							1,378,209
Capital expenditure	2,746	14,615	25,096	14,176	55		56,688
Depreciation and amortization	4,062	25,444	10,935	2,131	24		42,596
Impairment	4,542	689	17,272				22,503

72

 GADOT CHEMICAL TANKERS AND TERMINALS LTD.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)

NOTE 25 - SEGEMENT INFORMATION (continued):

For the year ended December 31, 2010:

			Marine				Total
	Commercial *	Operations	transportation	Agro *	Solar	Eliminations	consolidated
	NIS in thousands

Adjusted EBITDA	52,763	7,890	30,296	10,905	(1,465)	3,117	103,506
Income statement data:
Revenues:
Unaffiliated customers	1,101,476	354,812	292,797	47,545	57,483		1,854,113
Intersegment	1,541	95,335	15,752			(112,628)
Total revenue	1,103,017	450,147	308,549	47,545	57,483	(112,628)	1,854,113
Income (loss) from segment operations	29,667	(15,562)	17,291	7,506	(3,067)	4,793	40,628

Financial income							3,616
Financial expenses							(53,955)
Financial expenses – net							(50,339)
Income tax expenses							(3,598)
Net loss for the year							(13,309)

Other data:
Segment assets	893,018	490,404	407,616	130,673	25,467	(522,259)	1,424,919
Unallocated corporate assets							49,440
Total consolidated assets							1,474,359

Segment liabilities	533,790	590,259	346,727	109,971	29,871	(366,093)	1,244,525
Unallocated corporate liabilities							27,962
Total liabilities							1,272,487
Capital expenditure	3,727	182,696	12,529	105,851	411		305,214
Depreciation and amortization	699	21,877	10,281	1,533	28		34,418

*	Reclassified.

73

 GADOT CHEMICAL TANKERS AND TERMINALS LTD.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)

NOTE 25 - SEGEMENT INFORMATION (continued):

Following is a reconciliation of the Adjusted EBITDA of the reported segments to the profit (loss) before income tax for the reported periods:

	Year ended December 31
	2011	2010
	NIS in thousands

Total Adjusted EBITDA	119,315	103,506
Depreciation and amortization	(42,596)	(34,418)
Management fees and reimbursement of expenses to the parent company	(13,141)	(11,466)
Impairment of goodwill and other assets	(22,503)	—
Reorganization costs	(260)	(5,671)
Financial expenses (net)	(37,700)	(50,339)
Costs related to business combination	(2,194)	(1,794)
Salaries and related benefits to non employees	(4,130)	(5,005)
Other	(10,842)	(4,524)
Loss before income tax	(14,051)	(9,711)

c.	Sales by destination based on customer location

	Year ended December 31
	2011	2010
	NIS in thousands

Israel	963,417	842,466
Europe	812,153	900,313
America	176,329	89,044
Asia	12,529	10,409
Africa	7,598	10,828
Australia	687	1,053
	1,972,713	1,854,113

d.	Long-lived assets based on operations location

	December 31
	2011	2010
	NIS in thousands

Israel	325,927	335,369
Europe	504,209	465,700
	830,136	801,069

74

 GADOT CHEMICAL TANKERS AND TERMINALS LTD.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)

NOTE 26 - TRANSACTIONS AND BALANCES WITH INTERESTED AND RELATED PARTIES

The Group is controlled and wholly owned by Merhav Ampal-Energy Ltd., a fully owned subsidiary of Ampal-American Israel corporation (a company incorporated in the United States).

The Company’s key management personnel (who, together with others, fall within the definition of related parties as defined in IAS 24R) include the members of the Board of Directors and senior management.

a.	Employment contracts with interested parties

On November 1, 2008 Mr. E. Meltzer was appointed chief executive officer of the Company.

According to the employment agreement entered on April 13, 2009, the chief executive officer is entitled to a monthly salary, annual bonus and option for the Company shares, in accordance with the terms specified in the above agreement.

Key management personnel include directors (executives and non-executives) and members of senior management. The compensation to key management personnel is as follows:

	2011	2010
	NIS in thousands

Salary and related benefits	5,644	5,943

b.	Management fee agreement with the parent company

See note 16a(7).

c.	Transactions with related parties:

		2011	2010
		NIS in thousands

	Management fees and reimbursement of expenses	13,141	11,466

d.	Balances with related parties -
	Other payables	6,551	1,154

75

APPENDIX

GADOT CHEMICAL TANKERS AND TERMINALS LTD.

List of subsidiaries and joint ventures as of December 31, 2011:

Percentage of
holding in share
capital, conferring
rights to share in
profits and
Company	voting rights

Group companies:
Gadot Sales and Distribution Ltd.	100
Chemichlor (2005) Chemical Marketing Ltd.	75
GCT Establishment, a company registered in Liechtenstein	100
Merhav Agro Ltd.	100
Agriglob Limited, a company registered in BVI	100
Agrinet Central Europe (A.C.E) Ltd.	65
NETAFIM Slovakia, s.r.o., a company registered in Slovakia	65
NETAFIM Czech, s.r.o., a company registered in Czech Republic	65
NETAFIM - Irygacja Ltd., a company registered in Poland	65
Ghent Holding Ltd.	100
Cooperatie G.C.T Ghent U.A, a company registered in the Netherlands	100
VLS-Group Ghent, a company registered in Belgium	100
BAX Chemical Holding B.V., a company registered in the Netherlands	100
BAX Chemicals B.V., a company registered in the Netherlands	100
BAX Chemicals Export Overseas B.V., a company registered in the Netherlands	100
BAX Aromatics B.V., a company registered in the Netherlands	100
BAX Chemicals France SARL, company registered in France	100
BAX Chemicals Italy SRL, company registered in Italy	100
Gadot Chemical Terminals (1985) Ltd.	100
Shelach Chemical Haulage Service Co. Ltd.	100
Eurogama Properties Ltd.	100
GCT Holding B.V., a company registered in the Netherlands	100
Chyma Bulk Chemicals and Shipping S.A., a company registered in Greece	100
Chyma Hellas S.A., a company registered in Greece	100
Gadot Storage and Handling, Limited Partnership	99
Chemipharm Agencies, Limited Partnership	99
Zurgadim Ltd	100
Gadot Yam Chemical Shipping Ltd.	100
Gadot Shipping Logistic Ltd.	50
Packer M. Shipping (1998) Ltd.	50
LLS Blue Enterprises Ltd.	93
FCC Shipping Ltd.	93
Conmart (Ship Agents) Ltd.	50
Tanco International (97) Ltd.	50
Fingad Shipping Ltd.	100
Distributor Shipping Ltd., a vessel company registered in Malta	100

76

APPENDIX

GADOT CHEMICAL TANKERS AND TERMINALS LTD.

Percentage of
holding in share
capital, conferring
rights to share in
profits and
Company	voting rights

Chemship B.V., a company registered in the Netherlands	100
Chemical Marketer Shipping Ltd., a vessel company registered in Malta	100
Chemical Sailor Ltd., a vessel company registered in Malta	100
GCT Netherland B.V, a company registered in the Netherlands	100
Finlog B.V. a company registered in the Netherlands	100
Logsource GMBH, a company registered in Germany	100
VLS Group Belgium NV, a company registered in Belgium	100
VLS Moerdijk BV, a company registered in the Netherlands	100
VLS Group Logistics Netherlands BV, a company registered in the Netherlands	100
VLS Group Germany GMBH, a company registered in Germany	100
VLS Group Pernis BV, a company registered in the Netherlands	100
GCT Ltd, a company registered in the United States	100
Gadot Solar Solutions Ltd.	100
Atyah Solar Ltd., a company registered in Cyprus	100
Savitar Energy systems Ltd.	100

77